                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party Other Than the Registrant           [ ]
Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           SUPER 8 MOTELS NORTHWEST II
                              SEC File No. 2-76453
                (Name of Registrant as Specified in Its Charter)

                          COPIES OF CORRESPONDENCE TO:
                                Marion V. Larson
                                William W. Barker
                     Graham & James LLP/Riddell Williams PS
                      1001 Fourth Avenue Plaza, 45th Floor
                         Seattle, Washington 98154-1065
                            Telephone: (206) 624-3600
                            Facsimile: (206) 389-1708

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies: Limited Partnership Units

         2)       Aggregate number of securities to which transaction applies:
                  4,052 Units

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4,052 units x $1,343 per unit merger consideration = $5,441,836 (transaction value) x .000278
                  (fee))

         4)       Proposed maximum aggregate value of transaction:  $5,441,836

         5)       Total fee paid:  $1,515

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.: Schedule 14A

         3)       Filing Party: Registrant

         4)       Date Filed:

                   [LETTERHEAD OF SUPER 8 MOTELS NORTHWEST II]
                           LETTER TO LIMITED PARTNERS


February [__], 1999


To Our Unitholders:

     You are cordially invited to attend a special meeting (the "Meeting") of limited partners ("Unitholders") of Super 8 Motels Northwest II, a Washington limited partnership ("Northwest II"). The Meeting will be held at the offices of Graham & James LLP/Riddell Williams P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154 on February [ ], 1999 at 10:00 a.m.

     Gerald L. Whitcomb and The Peninsula Group, Incorporated, a Washington corporation ("PGI") which is 100% owned by Gerald L. Whitcomb and Maryanne Whitcomb, husband and wife (collectively "Whitcomb"), the general partners of Northwest II, on behalf of Northwest II, have entered into an Agreement and Plan of Merger and Reorganization dated December 31, 1998 (the "Merger Agreement") with Columbus Properties L.L.C., a Washington limited liability company ("Columbus"), beneficially owned by Gerald and Maryanne Whitcomb and family members (collectively "Whitcomb"). At the Meeting, you will be asked to consider and vote upon the proposed Merger Agreement which provides for the merger of Northwest II with and into Columbus (the "Merger"), with Northwest II ceasing to be a public company. If the Merger is approved, each outstanding limited partnership unit ("Unit") of Northwest II held by Unitholders will be converted into the right to receive $1,343 in cash (the "Merger Consideration").

     The attached proxy statement provides a detailed description of the terms of the Merger. The Merger Agreement is attached as Annex I to the proxy statement. Please read these materials carefully. Approval of the Merger requires the affirmative vote of 66% of the outstanding Units at the Meeting.

     Because Whitcomb is both the proposed purchaser (through Columbus) and the general partner of Northwest II, Ragen MacKenzie Incorporated, Investment Bankers and Brokers, Seattle, Washington ("Ragen MacKenzie") has been retained by Northwest II to render an opinion concerning the fairness of the Merger Consideration offered to Unitholders in the Merger. In the opinion of Ragen MacKenzie, the Merger Consideration to be paid per Unit to Unitholders in the Merger is fair, from a financial point of view. The full text of the Ragen MacKenzie opinion is attached as Annex II to the proxy statement.

     In addition, McKee & Schalka ("McKee"), Seattle, Washington, independent appraisers, have appraised the motel properties owned by Northwest II and have issued their report dated December 31, 1998. The McKee appraisals are described in greater detail in the proxy statement.

     On the basis of the Ragen MacKenzie opinion and the McKee appraisals, Whitcomb, on behalf of Northwest II, has approved the proposed Merger. Whitcomb believes that the Merger and the Merger Consideration is fair to Unitholders.

     Your vote is important. Even if you plan to attend the Meeting, please date, sign and promptly return the proxy card in the enclosed envelope. If you were a Unitholder as of

January 6, 1999, and attend the Meeting, you may change your vote in person even if you have previously mailed a proxy card. You may also change your vote by sending us a later dated properly executed proxy card.

     Northwest II Unitholders may exercise dissenters' rights of appraisal by complying with the procedural requirements of the Revised Code of Washington, including not voting in favor of the Merger Agreement.

     Promptly after the Merger, a letter of transmittal, along with the required transmittal forms required for the Unitholder to receive the Merger Consideration, will be mailed by _________, the paying agent, to each Unitholder as of January 6, 1999, of Northwest II Units. Upon receipt of the required transmittal forms, the paying agent will mail the Merger Consideration to the Unitholders.

     We look forward to seeing as many of you as possible at the Meeting.

--------------------
Gerald L. Whitcomb,
A General Partner

SUPER 8 MOTELS NORTHWEST II
7515 Terminal Street, S.W.
Tumwater, Washington 98501
(360) 943-5000

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
To be held February [__], 1999

     A special meeting (the "Meeting") of limited partners (the "Unitholders") of Super 8 Motels Northwest II ("Northwest II"), a Washington limited partnership, will be held at the offices of Graham & James LLP/Riddell Williams P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154 on February [ ], 1999 at 10:00 A.M. for the following purposes:

1. To vote on the adoption of an Agreement and Plan of Reorganization and Merger dated December 31, 1998 (the "Merger Agreement"), ("PGI") by and among Gerald L. Whitcomb and the Peninsula Group Incorporated, a Washington corporation which is 100% owned by Gerald L. Whitcomb and Maryanne Whitcomb, husband and wife ("PGI"), the general partners of Northwest II (collectively "Whitcomb") on behalf of Northwest II and Columbus Properties L.L.C., a Washington limited liability company ("Columbus"), owned by Gerald and Maryanne Whitcomb, husband and wife and family members (collectively "Whitcomb") as more fully described in the attached proxy statement. If the transaction is approved, Northwest II will be merged into Columbus (the "Merger") and you will receive cash in the amount of $1,343 for each limited partnership unit ("Unit") you own.

2. To transact such other business as may properly be presented at the Meeting or any adjournments thereof, none of which is currently anticipated.

     The Merger Agreement is attached to the proxy statement as Annex I.

     Unitholders as of the close of business on January 6, 1999 (the date of the first public announcement of the proposed merger) are entitled to notice of and to vote at the Meeting. As of January 6, 1999, there were 4,052 Units outstanding. A list of Unitholders entitled to vote at the Meeting will be available at the executive offices of Northwest II commencing February ___, 1999. You may inspect the list for purposes germane to the Meeting.

     If the Merger is consummated, Unitholders who do not vote for approval and adoption of the Merger Agreement and who otherwise comply with the requirements of Article 14 of Chapter 25.10 of the Revised Code of Washington have statutory dissenters' rights of appraisal. A complete copy of Article 14 is attached to the proxy statement as Annex III. A description of the procedures to be followed to perfect dissenters' appraisal rights is set forth in this proxy statement beginning on page 32.

     Units represented by valid unrevoked proxies will be voted as specified therein. If no specification is made, Units covered by proxies will be voted (i) "FOR" approval and adoption of the Merger Agreement and approval of the transactions contemplated thereby; and (ii) in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting.

     Pursuant to the authority granted to Whitcomb by the Northwest II Certificate and Agreement of Limited Partnership, Whitcomb will not consent to any assignee of Units becoming a substituted Unitholder in place of the assignor between January 6, 1999 through the date of the Meeting, including any adjournment or postponement thereof.


---------------------
Gerald L. Whitcomb,
A General Partner

                               [PRELIMINARY COPY]

                                     [LOGO]

                                 PROXY STATEMENT

                           SUPER 8 MOTELS NORTHWEST II
                           7515 Terminal Street. S.W.
                              Tumwater, Washington

                       ----------------------------------

                         SPECIAL MEETING OF UNITHOLDERS
                        TO BE HELD ON FEBRUARY [ ], 1999

                       ----------------------------------

     This proxy statement is being furnished to limited partners ("Unitholders") of Super 8 Motels Northwest II, a Washington limited partnership ("Northwest II"), in connection with the solicitation of proxies by Gerald L. Whitcomb, and the Peninsula Group, Incorporated, a Washington corporation ("PGI") which is 100% owned by Gerald L. Whitcomb and Maryanne Whitcomb, husband and wife, the general partner of Northwest II (collectively "Whitcomb"), from Unitholders for use at the special meeting of Unitholders to be held at the offices of Graham & James LLP/Riddell Williams P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154 on February [ ], 1999 at 10:00 a.m. and at any and all adjournments or postponements thereof ("Meeting").

     At the Meeting, Unitholders as of January 5, 1999 will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger, dated December 31, 1998 ("Merger Agreement"), pursuant to which Northwest II will merge (the "Merger") with and into Columbus Properties L.L.C., a Washington limited liability company ("Columbus") beneficially owned by Gerald and Maryanne Whitcomb, husband and wife, and family members (collectively "Whitcomb"). If the Merger is approved, each outstanding unit ("Unit") held by Unitholders will be converted into the right to receive $1,343 in cash ("Merger Consideration"). Columbus will be the surviving company and Northwest II will cease to be a public company.

     Whitcomb deems it advisable to require approval of this affiliated transaction by 66% of the outstanding Units, substantially all of which are owned by unaffiliated Unitholders.

     Your vote is important. Even if you plan to attend the Meeting, please date, sign and promptly return the proxy card in the enclosed envelope. If you are a Unitholder as of January 6, 1999, and attend the Meeting, you may change your vote in person even if you have previously mailed a proxy card. You may also change your vote by sending us a later dated properly executed proxy card.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN GIVEN BY NORTHWEST II OR ITS AFFILIATES.

     Whitcomb knows of no other additional matters that will be presented at the Meeting.

            THE DATE OF THIS PROXY STATEMENT IS [____________], 1999.

                                TABLE OF CONTENTS

                                                                                                               PAGE
SUMMARY ........................................................................................................2

        The Seller -- Super 8 Motels Northwest II...............................................................2
        The Buyer - Columbus Properties L.L.C...................................................................2
        Affiliated Parties......................................................................................2
        Offers by Columbus for Motel Properties Owned by Northwest I, Lacy, Anchorage
               and Tongass......................................................................................3
        Date, Time and Place of Meeting.........................................................................3
        Purpose of the Meeting..................................................................................4
        Merger Consideration....................................................................................4
        Required Vote by Unitholders; Beneficial Ownership......................................................4
        Persons Making the Solicitation; Expenses...............................................................4
        Revocability of Proxy...................................................................................4
        Effect of the Merger....................................................................................4
        Effective Time of the Merger............................................................................5
        Payment of Merger Consideration; Loan Commitment........................................................5
        Opinion of Financial Advisor............................................................................5
        Independent Appraisal of Motel Properties...............................................................5
        Material Federal Income Tax Consequences................................................................5
        Dissenters' Rights of Appraisal.........................................................................5
        Market Information - Northwest II.......................................................................6

WHERE YOU CAN FIND MORE INFORMATION.............................................................................7


SPECIAL FACTORS.................................................................................................8

        Conflicts of Interest; Procedural Safeguards............................................................8
        Fairness of the Transaction.............................................................................9
        An Independent Committee Did Not Review the Merger Proposal............................................11
        Source and Amounts of Merger Consideration and Expenses................................................11
        Plans or Proposals by Issuer or Affiliates Following Merger............................................11
        Opinion of Financial Advisor...........................................................................11

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
        Interest of Affiliates in Matters to be Acted Upon; Past Contracts and Agreements......................12
        Management and Operations of Northwest II Following Merger.............................................12
        Business Valuation of Northwest II by Exvere...........................................................12
        Appraisal of Bremerton, Yakima and Portland Properties by Mckee & Schalka..............................15

BACKGROUND OF THE TRANSACTION..................................................................................

        Reasons for the Merger.................................................................................18
        Background of the Merger; Alternatives Considered; Attempted Sale of Motel Properties
               to Unaffiliated Third Party.....................................................................18
        Acquisition of Motel Properties by Columbus............................................................19
        Acquisition of Northwest II by Columbus; Approach to Determination of Merger Consideration.............20

OPINION OF FINANCIAL ADVISOR...................................................................................21

THE MERGER AGREEMENT...........................................................................................26

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.......................................................................30

DISSENTERS' RIGHTS OF APPRAISAL................................................................................32

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
INDEX TO FINANCIAL STATEMENTS.................................................................................F-1

ANNEXES

MERGER AGREEMENT..........................................................................................ANNEX I
OPINION OF FINANCIAL ADVISOR.............................................................................ANNEX II
DISSENTERS' RIGHTS STATUTE..............................................................................ANNEX III
COMPARISON OF VALUES.....................................................................................ANNEX IV

                                     SUMMARY

     The following is a summary of the proposed Merger of Northwest II with and into Columbus, as described below, and contains information about the Meeting. While complete in all material respects, this summary is qualified by reference to the detailed information appearing elsewhere in this proxy statement and the attached annexes. You should carefully read all of these materials.

THE SELLER -- SUPER 8 MOTELS NORTHWEST II

     Northwest II is in the business of owning three Super 8 Motels located in Bremerton, Washington ("Bremerton"), Yakima, Washington ("Yakima") and Portland, Oregon ("Portland"). Gerald L. Whitcomb and PGI are the general partners of Northwest II.

THE BUYER - COLUMBUS PROPERTIES L.L.C.

     The proposed buyer is Columbus (formerly Whitcomb Family L.L.C.), a privately-owned Washington limited liability company formed in 1995. Columbus is 100% owned by Whitcomb. Columbus currently owns and operates four Super 8
Motels: Ferndale Super 8 Motel, in Ferndale, Washington; Redmond Super 8 Motel, in Redmond, Oregon; Roseburg Super 8 Motel in Roseburg, Oregon; and Woodburn Super 8 Motel, in Woodburn, Oregon. The principal executive office of Columbus is located at 7515 Terminal Street, S.W., Tumwater, Washington 98501. Its telephone number (360) 943-8000.

AFFILIATED PARTIES

     Whitcomb and The Peninsula Group, Incorporated ("PGI"), which is 100% owned by Whitcomb, are also the general partners of five other limited partnerships engaged in the business of owning and operating Super 8 Motels. PGI (formerly Super 8 Motels Northwest, Inc.) was formed in 1976 to develop the Super 8 Motel franchise system in the states of Washington, Oregon, and Alaska. Whitcomb and/or PGI are the general partners of the following five additional limited partnerships: Peninsula Motel Associates Northwest, a Washington limited partnership ("Peninsula"); Super 8 Motels Northwest I, a Washington limited partnership ("Northwest I"); Super 8 Motels of Lacey Associates, a Washington limited partnership ("Lacey"); Anchorage Motel Associates, a Washington limited partnership ("Anchorage"); and Juneau Motel Associates, a Washington limited partnership ("Juneau'). Peninsula, which owns 13 Super 8 Motels, is 100% owned by the Whitcombs. Lacey (1 Super 8 Motel), Anchorage (1 Super 8 Motel), and Juneau (1 Super 8 Motel) are privately-owned and have unaffiliated limited partners. Northwest II (3 Super 8 Motels) and Northwest I (2 Super 8 Motels) are public companies with approximately 900 and 1,050 limited partners, respectively. Whitcomb is also a partner in Tongass Motel Associates, an Alaska general partnership ("Tongass"), which owns 1 Super 8 Motel and Peninsula Properties Partnership, a Washington general partnership ("Peninsula Properties"), which owns 1 Super 8 Motel. Whitcomb owns 1% of Northwest II in his capacity as general partner and also owns 8 limited partner Units, or less than 1%.

     Whitcomb and PGI have served as general partners of Northwest II since inception. Mr. Whitcomb, who leads the day-to-day operations of the various partnerships, has 20 years of experience in the hospitality industry, owning and operating motels and serving as general partner of limited partnerships that own and operate motels.

     PGI owns 100% of Peninsula Management Northwest Inc., a Washington corporation ("Peninsula Management"), which was formed in 1979 to provide administrative and motel management services for the 27 motels owned by the various partnerships and by the Whitcombs.

The services that Peninsula Management provides include business and marketing services, accounting and payroll, maintenance, and human resources. Peninsula Management does not own any real estate and does not own any interest in any of the limited partnerships, including Northwest II.

     PGI also owns 100% of Peninsula Development Services, Inc., a Washington corporation ("Peninsula Development"), which is a general contractor formed in 1976 and licensed in Washington, Oregon and Alaska. Peninsula Development is responsible for the development, new construction, and some renovations of motels managed by Peninsula Management.



                                  [FLOW CHART]



OFFERS BY COLUMBUS FOR MOTEL PROPERTIES OWNED BY NORTHWEST I, LACEY, ANCHORAGE AND TONGASS

     Contemporaneously with the proposed Merger, Columbus is making merger proposals to the limited partners of Northwest I, Lacey, Anchorage and Tongass for the acquisition of a total of 5 additional Super 8 Motels. Other than the merger consideration per unit, the terms of the merger proposals for the acquisition of the Super 8 Motels owned by these partnerships are substantially the same.

DATE, TIME AND PLACE OF MEETING

     The Meeting will be held at the offices of Graham & James LLP/Riddell Williams P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154 on February [ ], 1999 at 10:00 A.M. Unitholders as of January 6, 1999 are entitled to notice of and to vote at the Meeting. Unitholders are entitled to one vote per Unit held by them on each matter properly presented at the Meeting.

PURPOSE OF THE MEETING

     The Whitcombs, through Columbus, propose to purchase Units owned by Unitholders of Northwest II in exchange for the Merger Consideration. To accomplish this, Unitholders are being asked to approve the proposed Merger.

MERGER CONSIDERATION

     The Merger Consideration is $1,343 per Unit for each Unit exchanged in the Merger.

REQUIRED VOTE BY UNITHOLDERS; BENEFICIAL OWNERSHIP

     The limited partnership agreement of Northwest II does not specifically address the vote required in the event of a merger. The Northwest II limited partnership agreement does, however, require that transactions between Northwest II and Whitcomb with respect to partnership property be approved by 66% of the outstanding Units. Whitcomb therefore deems it advisable to require approval of the Merger by 66% of outstanding Units at the Meeting. Each Unit counts as one vote at the Meeting.

     As of January 6, 1999, approximately 900 investors of record of Northwest II with respect to the 4,052 outstanding Units. As of December 31, 1998 no person or group of related persons was known by Northwest II to be the beneficial owner of more than 5% of the Units. The Whitcombs beneficially own 8 Northwest II Units, or less than approximately 1% of the Northwest II Units, and the remaining Northwest II Units are owned by unaffiliated Unitholders. The Whitcombs intend to vote the Units they own "FOR" the Merger.

PERSONS MAKING THE SOLICITATION; EXPENSES

     This solicitation is being made by Whitcomb. Employees of Northwest II and Whitcomb may also solicit proxies. Solicitation may be made either in person, by telephone, or by other electronic means. Solicitation may be made by paid solicitors. Costs of solicitation, estimated to be less than $5,000, will be borne by Columbus.

REVOCABILITY OF PROXY

     If you are an Unitholder as of January 6, 1999, and attend the Meeting, you may change your vote in person even if you have previously mailed a proxy card. You may also change your vote by sending us a later dated properly executed proxy card.

EFFECT OF THE MERGER

     If 66% of the outstanding Units are voted to approve the Merger, and all required conditions are satisfied or waived, the Merger will be consummated and Northwest II will be merged into Columbus (sometimes hereinafter referred to as the "Surviving Company"). Unitholders will receive the Merger Consideration in exchange for their Units, which Units will then be cancelled. Northwest I's status as a public company will terminate upon the filing of a Form 15 with the Securities and Exchange Commission ("SEC"). The benefits of the Merger to Unitholders are (1) that you will have an immediate exit strategy, whereas previously there has been no public market for your Units, and (2) that you will be paid a price for your Units in cash. The detriment of the transaction to Unitholders is that you will forego the opportunity to continue to participate as an investor in Northwest I, including the right to quarterly distributions and potential appreciation of its assets over time.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective following the Meeting if all required conditions have been satisfied or waived, upon filing the required documents with the Secretary of State of the State of Washington. It is anticipated that the required documents will be filed at the earliest on the first business day following the Meeting and at the latest on the last business day of the month in which the Meeting occurs.

PAYMENT OF MERGER CONSIDERATION; LOAN COMMITMENT

     [ ] has been selected to act as paying agent to facilitate the exchange of Units for cash. As soon as practicable after the effective date of the Merger, [ ] will mail a letter of transmittal, along with any required forms, to you requesting that you send in such completed forms. Upon receipt of the required forms, [ ] will send you the Merger Consideration, without interest. The entire process should take less than 30 days.

     Columbus has obtained a commitment letter from U.S. Bank, subject to customary conditions, to lend Columbus sufficient funds to consummate the Merger and to pay the Merger Consideration to the Unitholders.

OPINION OF FINANCIAL ADVISOR

     Ragen MacKenzie Incorporated ("Ragen MacKenzie"), has been retained by Northwest II to act as its financial advisor. Ragen MacKenzie has delivered its opinion to the effect that the Merger Consideration is fair to the Unitholders from a financial point of view.

INDEPENDENT APPRAISAL OF MOTEL PROPERTIES

     The appraisal firm of McKee & Schalka ("McKee"), Seattle, Washington, has appraised the Northwest II motel properties and have issued their reports dated December 31, 1998.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     This is a taxable transaction. The receipt of cash in exchange for Units pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Accordingly, you will recognize a gain or loss on the conversion of Units in the Merger to the extent of the difference between the amount realized and your adjusted basis in the Units sold. See "Material Federal Income Tax Consequences" beginning on page 30 of this proxy statement.

DISSENTERS' RIGHTS OF APPRAISAL

     You have statutory dissenters' rights of appraisal with respect to your Units. You may demand an appraisal of the fair value of your Units and payment in cash according to the procedures as described in Article 14, Chapter 25.10 of the Revised Code of Washington in lieu of accepting the Merger Consideration. "Fair value" may be greater than, less than, or the same as the Merger Consideration offered. If you desire to preserve your dissenter's rights, you must either not vote, or if you execute a proxy you must vote "AGAINST" approval of the Merger or "ABSTAIN" from voting. Voting "FOR" or delivering an unmarked proxy will, unless revoked prior to the vote on approval of the Merger, constitute a waiver of your dissenter's rights. See Annex III to this proxy statement which contains the full text of Article 14.

MARKET INFORMATION - NORTHWEST II

     Northwest II went public in 1982 through a $7 million (7,000 units), best efforts, offering that closed after the sale of 4,052 Units in 1984. The
Units are registered under Section 12(g) of the Securities and Exchange Act of 1934, pursuant to which Northwest II files reports with the SEC. Northwest II did not apply to have the Units quoted on Nasdaq or on an exchange as it was never intended that an active trading market for the Units would develop. Accordingly, there has never been an active trading market in the Units and there have been no significant transactions between private parties that would establish an accurate market price for the Units. Over the past 18 months, Whitcomb has repurchased two Units from one investor, on a voluntary basis, at $1,711 per Unit.

     The limited partnership agreement of Northwest II provides for an agreed-upon rate of return of 10% per year which has been paid to the limited partners including distributions of cash in the amount of $405,200, $616,281, $1,174,026 per year in 1997, 1996, and 1995, respectively. The Merger Agreement provides that Northwest II will make an additional distribution to Unitholders of $101,300 for 1998 on or before January 31, 1999, with the aggregate distributions to Unitholders relating to 1998 being $455,850. Since the inception of the Northwest II, through December 31, 1998, Unitholders have received in excess of $6.2 million in the form of quarterly distributions, which is more than the required 10% per year return.

                       WHERE YOU CAN FIND MORE INFORMATION

     Northwest II files reports with the SEC on a regular basis. You may read or copy any document that Northwest II files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC for further information at 1-800-SEC-0330. Northwest II's SEC filings are also available from the SEC's web site at www.sec.gov.

     Whitcomb and Columbus, the proposed buyers in the Merger, are affiliates of Northwest II. Accordingly, they have jointly filed with the SEC a Schedule 13E-3 with respect to the "going private transaction" described herein. This proxy statement does not contain all of the information contained in the Schedule 13E-3, some of which is omitted as permitted by SEC rules. Statements made in this proxy statement, while complete in all material respects, are qualified by reference to documents filed as exhibits to the Schedule 13E-3. The Schedule 13E-3, including exhibits, is available for inspection and copying at the SEC as described above.

     Columbus is not a public company and is not otherwise required to file reports of any type with the SEC.

                                 SPECIAL FACTORS

     Unitholders are urged to consider a number of special factors that apply to the Merger in addition to other information in this proxy statement.

CONFLICTS OF INTEREST; PROCEDURAL SAFEGUARDS

     Whitcomb faced substantial conflicts of interest in proposing, negotiating and structuring the Merger. On the one hand, as the general partner of Northwest II, he owes unaffiliated Unitholders certain fiduciary duties. On the other hand, Columbus, as the prospective acquiror of Northwest II, which is owned by Whitcomb, has an interest in not paying more than is fair for the Units acquired in the Merger. Whitcomb also selected McKee and Ragen MacKenzie. Limited partners were not independently represented in the negotiation of the Merger Agreement. While these conflicts can not be eliminated, to deal with and mitigate the conflicts of interest, a number of procedural safeguards were implemented:

- Ragen MacKenzie was retained to act as financial advisor to Northwest II and has rendered its opinion as to the fairness to the Unitholders, from a financial point of view, of the Merger Consideration.

- An independent appraisal by McKee of the three Super 8 Motels owned by Northwest II was commissioned in November 1998. The McKee appraisal of these three motels is part of a larger appraisal of 26 Super 8 Motels, and will be relied upon by U.S. Bank to determine its loan to value ratio in connection with Columbus' acquisition of the limited partnerships.

- The law firm of Foster Pepper & Shefelman ("Foster Pepper"), 1111 Third Avenue, Suite 3400, Seattle, Washington, 98101, (206) 447-4400, was retained by Northwest II to act as independent counsel with respect to the Merger and to advise Unitholders concerning the terms of the Merger Agreement. Mr. David R. Wilson, a partner in Foster Pepper will be available at the Meeting to answer questions by Unitholders and will also be available on February __, 1999, from _____ to ______ p.m. to meet with or to take phone calls from Unitholders having questions about the Merger. Foster Pepper has not been retained to render any opinion or to otherwise pass upon the fairness of the transactions contemplated by the Merger Agreement.

- Unitholders have statutory dissenters' rights of appraisal under Washington law.

- Northwest II, Whitcomb and Columbus deem it advisable to require that the Merger be approved by 66% of the Unitholders.

     The procedural safeguards described above are listed in descending order of importance, i.e., the first safeguard listed was given the most weight in the determination that the proposed transaction is procedurally fair, although, as a practical matter, this process is an approximation of the weight given to each safeguard because each safeguard is relevant. While the conflicts of interest cannot be eliminated, Northwest II, Whitcomb and Columbus believe that the steps taken and to be taken constitute sufficient procedural safeguards for Unitholders' interests and that the proposed transaction is procedurally fair.

FAIRNESS OF THE TRANSACTION

     Columbus and Whitcomb believe that the proposed Merger and the Merger Consideration to be paid are substantively fair and in the best interests of Unitholders. The material factors considered are generally listed below in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is substantively fair. As a practical matter, however, this process is an approximation of the weight given to each factor because each factor is relevant, some factors are of nearly equal importance, and it is impossible to weigh each factor precisely:

        - There is no established trading market for Northwest II Units, except as created through sale or merger of Northwest II, which Whitcomb has been unsuccessful in arranging to date. The average life of a limited partnership investment is 10-12 years. Unitholders that have held their Units since the beginning, have held their Units for over 16 years, with most Unitholders having held their Units for 15+ years. Whitcomb believes that the circumstances of many Unitholders have changed over the life of Northwest II and believes that Unitholders want an opportunity to liquidate their investments. Heretofore, since there is no established trading market, to dispose of their Units, Unitholders have had to arrange private sales. This factor was considered important because, in considering the alternatives to the Merger, it emphasizes that there are limited opportunities available to create an exit strategy for Unitholders. While Whitcomb has done so, he is not obligated to purchase Units on a voluntary basis. The $1,343 per Unit Merger Consideration is less than the price paid by Whitcomb for the purchase of two units in the past 18 months.

        - Through December 31, 1998, Unitholders have received in excess of $6.2 million in the form of quarterly distributions. In addition, Unitholders received an additional distribution from Northwest II in the aggregate amount of $101,300 on January 31, 1999. Upon the sale of their Units as described herein, Unitholders will receive the Merger Consideration amount of $1,343 per Unit. Whitcomb considered this important because the Merger Consideration is greater than the September 30, 1998 $159.72 net book value per Unit.

        - The Merger Consideration offered to Unitholders is higher than the $1,289 per Unit which Whitcomb estimates could be obtained, after costs of sale and payment of Northwest II's liabilities, if Northwest II were to individually sell the Bremerton, Yakima and Portland motels to unaffiliated third parties at the McKee appraised values.

        - In his efforts in 1998 to sell all of the motel properties owned by the various partnerships, including those owned by Northwest II, to an unaffiliated third party, Whitcomb did not secure any offers which he deemed sufficient. As described in "Background of the Transaction," beginning on page 18 of this proxy statement, the best proposal received by Exvere, Inc. ("Exvere"), on Whitcomb's behalf for all of the Super 8 Motels was an aggregate cash amount of $80,000,000 ($84,000,000 including additional contingent purchase price based upon five year future performance), which, if allocated on the basis of the Exvere assigned values for the Northwest II motels set forth in the Exvere valuation report described beginning on page 12 of this proxy statement, would have resulted in a per Unit value, after costs of sale and payment of Northwest II's liabilities, of $1,421 ($1,514 if the contingent purchase price was earned) for the Unitholders. Based upon this method of allocating the best proposal received by Exvere, the Merger Consideration offered is less than the amount that would have been received from this prior proposal. In retrospect, it appears that the Exvere valuation may not have completely addressed the fact that two of the three Northwest II motel properties are on land leased from third parties. Whitcomb believes that a purchaser of all of the motel properties may have adjusted the Exvere assigned values when negotiating the allocation of the purchase price, as a result of various factors affecting individual properties. It should be noted that the data for the Exvere valuations was as of June 30, 1997. Whitcomb believes that the McKee appraisals, dated December 31, 1998, which take into account subsequent changes in market conditions in each motel locations and that two of the motels are on leased land, represent a more current assessment of the values of the respective motel properties.

        -       The Merger Consideration will be paid in cash;

        - Northwest II has received a fairness opinion from Ragen Mackenzie that the Merger Consideration is fair to the Unitholders from a financial point of view;

        - Liquidation of Unitholders' interests in Northwest II, rather than the continued public ownership, is believed by Whitcomb to be consistent with Northwest II's investment objectives;

        - Unitholders have statutory dissenters' rights of appraisal under Washington law.

        - Although the motels are in good condition, they are now more than 15 years old and will soon require additional refurbishing. Whitcomb believes that the funds for such expenditures would not be available from Northwest II's cash flow without reducing future distributions to limited partners.

        - Northwest II's intention has always been to sell the properties when market conditions warranted sale. It was never an investment objective of Northwest II to hold the properties permanently.

     Notwithstanding the foregoing, Unitholders should note that Whitcomb may benefit from the Merger. This is most likely to occur if the value of the properties increases beyond the appraised value or by improving cash flow from the properties. Therefore, it is possible that Unitholders would receive a greater return on their investment if Northwest II continued to own and operate the properties and sold them at a later date, instead of consummating a sale under the Merger proposal. It is also possible that Unitholders would fare worse if they kept their Units and the value of the properties declined.

     The lack of an independent committee to review the Merger Consideration offered by Columbus, and the possibility that the continued ownership of the Units could be more economically beneficial than a sale if the value of the properties were to rise or cash flow from the properties were to increase.

     Whitcomb believes that the Merger, even though it is an affiliated transaction that was not initiated by the Unitholders, is consistent with Unitholders' desire for a broad-based exit strategy. Therefore, Whitcomb and Columbus believe that the factors listed above in favor of the transaction outweigh negative considerations.

AN INDEPENDENT COMMITTEE DID NOT REVIEW THE MERGER PROPOSAL

     Northwest II does not have its own governing body, similar to a board of directors, that manages its day-to-day business and operations. The business and operations of Northwest II are managed by Peninsula Management, which is indirectly wholly-owned by Whitcomb, who also owns Columbus, the proposed buyer. Although there are approximately 900 investors of record, Northwest II does not have any single Unitholder or groups of related Unitholders that own significant amounts of Units from which to readily identify a suitable independent committee. Therefore, an independent committee was not reasonably available and, considering the size of the transaction, the prior offers, the valuation by Exvere, the appraisals by McKee, the fairness opinion and the other procedural safeguards described above, an independent committee was not considered warranted in this case.

SOURCE AND AMOUNTS OF MERGER CONSIDERATION AND EXPENSES

     The total amount necessary to pay the Unitholders the Merger Consideration is approximately $5.4 million. As described above, Columbus is also making similar merger proposals to acquire for cash the partnership interests in Anchorage, Northwest I, Lacey, and Tongass, subject to any required approvals under state law. Columbus expects to fund the Merger, and the other proposed acquisitions, through secured bank loans from U.S. Bank. On behalf of Columbus, Whitcomb has entered into a loan commitment letter, subject to customary terms and conditions, and a rate lock agreement with U.S. Bank, which will provide the necessary financing at a fixed rate of interest, provided the transaction closes by April 2, 1999. The loan transaction covers 26 motels, 23 as part of a loan package, with separate loans for Lacey, Bremerton and Yakima. The 23 motels in the large loan package include eleven in Oregon, three in Alaska and nine in Washington, owned by Peninsula (13), Columbus (4), Anchorage (1), Tongass (1), Northwest I (2), Northwest II (2), and Peninsula Properties (1). The loans with U.S. Bank will be based on real estate appraisals recently made by McKee. The loans are expected to be repaid out of cash flows from the properties, unless a sale or sales of the properties or businesses is consummated. Columbus will pay the costs and expenses incident to the loans. The total amount of costs and expenses incurred in connection with the Merger and the other mergers with the other partnerships and the transactions contemplated thereby, including costs and expenses incident to the U.S. Bank loans, is estimated to be an aggregate of approximately $1.9 million. The U.S. Bank commitment is not conditioned on completing all of the acquisitions contemplated by Columbus, but are expected to be available to finance any acquisitions that are made.

PLANS OR PROPOSALS BY ISSUER OR AFFILIATES FOLLOWING MERGER

     As general partner, Whitcomb unsuccessfully attempted in early 1998 to arrange the sale of Northwest II's Super 8 Motels, along with those owned by the other partnership, in an arm's length transaction with an unaffiliated buyer. The primary purpose of the Merger is for Whitcomb to provide an exit strategy for Unitholders by acquiring the outstanding Units of Northwest II. Neither Columbus nor Whitcomb have any specific plans for the sale or disposition of the assets or any material change in the business of Northwest II following the Merger. Columbus will, however, continue to evaluate any proposals and may sell or dispose of assets if attractive terms are offered. There are presently no arrangements or proposals to do so, however.

OPINION OF FINANCIAL ADVISOR

     Ragen MacKenzie was retained by Northwest II to act as its financial advisor for Unitholders in connection with the Merger. Ragen MacKenzie delivered its opinion to Northwest II dated December 31, 1998, to the effect that, as of that date and based on the procedures followed, factors considered and assumptions made by Ragen MacKenzie as set forth therein, the Merger Consideration to be paid to Unitholders pursuant to the Merger Agreement is fair from a financial point of view. See "Opinion of Financial Advisor" beginning on page 21 of this proxy statement. The full text of the Ragen MacKenzie opinion is attached as Annex II to this proxy statement. Read the opinion carefully.

INTEREST OF AFFILIATES IN MATTERS TO BE ACTED UPON; PAST CONTRACTS AND
AGREEMENTS

     Beneficial Ownership

     The Whitcombs beneficially own 8, or less than 1%, of the Units of Northwest II.

     General Partner Fee to Whitcomb

     Under the limited partnership agreement, Northwest II agrees to pay fees for Whitcomb's management services. In accordance with the agreement, the obligation to provide management and to recoup management fees was assigned by Whitcomb to Peninsula Management. Peninsula Management receives a fee equal to 5% of the partnership's gross revenues from motel operations in addition to reimbursement of certain out-of-pocket cost incurred by Peninsula Management in connection with management of the property. Payment of fees to Peninsula Management is subordinated to receipt by investors of a cumulative, pre-tax return on their adjusted capital investment of 10% per annum. Accordingly, Northwest II did not begin paying monthly management fees until 1996 and all management fees are paid to date. In fiscal years ended December 31, 1995, 1996 and 1997, and the nine-months ended September 30, 1998, the management fees paid to Peninsula management were $168,112, $179,999, $162,328 and $127,736, respectively. Peninsula Management also receives reimbursement for direct operating expenses of motels under a pooling arrangement, whereby each motel is billed directly for its pro rata share of operating expenses.

     License Fee Rebate

     PGI has a license agreement with Super 8 Motels, Inc. under which it acquired the exclusive territorial rights to develop Super 8 Motels and franchises in the states of Washington, Oregon, and in four cities in Alaska through November 2006. Super 8 Motels developed within this three state area enter into franchise agreements directly with Super 8 Motels, Inc. As owner of this exclusive territorial license, PGI receives a franchise fee rebate from Super 8 Motels, Inc. on each motel The franchise fee rebates paid on the Bremerton, Yakima and Portland motels owned by Northwest II are equal to 1% of room revenues. In fiscal years ended December 31, 1995, 1996 and 1997, and the nine-months ended September 30, 1998, franchise fee rebates paid to PGI with respect to these three motels was $32,772, $35,001, $31,329 and $24,745, respectively.

MANAGEMENT AND OPERATIONS OF NORTHWEST II FOLLOWING MERGER

     It is anticipated that the motels owned by Northwest II will continue to be managed by Peninsula Management following the Merger unless Columbus determines to engage an independent third party management company.

BUSINESS VALUATION OF NORTHWEST II BY EXVERE

     The following is a summary of the material methodologies, conclusions, and assumptions used by Exvere in its business valuation report on Northwest II dated February 27, 1998. The information and conclusions in the report were as of June 30, 1997. The Exvere valuation report was obtained for the purpose of deciding whether or not to attempt to market the motel properties. As indicated above, the marketing effort to sell the motel properties to an unaffiliated third party did not result in any offers that Whitcomb considered sufficient. Although the Exvere business valuation was provided to Whitcomb in connection with the marketing effort, it was not used by Columbus as the basis for determining the Merger Consideration and Northwest II has not used such report in determining whether or not the Merger Consideration is fair to Unitholders. Nevertheless, because the Exvere valuation report was received by Whitcomb, under applicable SEC rules the valuation report must be disclosed and described herein.

     The appraisal was based on information obtained by Exvere during conversations with key individuals, copies of financial statements, and estimates of costs furnished by Northwest II. The appraisal also included consideration of other information, such as that related to transactions in the private and public markets.

     Exvere's approach was to arrive at Total Invested Capital (TIC), and then arrive at a "net equity value" by backing out of TIC cash and cash equivalents, current liabilities and certain interest bearing indebtedness and preferred stock. Under this approach, TIC is the sum of the market equity of the company (determined through one of the methods described below) and the fair market value of interest-bearing debt both short-term and long-term. If TIC is being valued, it assumes that seller receives TIC value for the company and takes the company's cash and cash equivalents, but is obligated to pay off all interest-bearing debt and preferred stock, and buyer assumes the adjusted net operating working capital position in non-current liabilities. Net operating working capital is defined as "all current assets except cash, less all current liabilities except interest-bearing debt."

     Exvere initially considered eight valuation methods, which ranged in value from $7.7 million to $12.4 million. Exvere considered the four most appropriate methods to be: (i) Publicly Traded Comparatives Approach; (ii) Market Data Approach; (iii) Capitalization of Earnings Approach; and (iv) Asset Accumulation Approach.

     Publicly Traded Comparatives Method

     Under the Publicly Traded Comparatives Approach, a relationship was drawn between a publicly traded company's stock price in the market place as it relates to its revenue, earnings, cash flow and/or book value, and then the compared figures of the comparable companies were applied against the figures of Northwest II to arrive at a proportional estimation of value based upon the comparable companies. Using the Publicly Traded Comparatives Approach, the calculation of value on a debt-free basis resulted in a total pre-adjusted TIC of $11,314,000. After deducting interest-bearing debt at market of $2,488,000 and normalized non-current liabilities of $627,000, this approach resulted in a pre-adjusted net equity value of $8,200,000. Similar calculations using weighted averages, a regression trend analysis, and a forecast yielded values of $9.7 million, $6.5 million, and $6.5 million, respectively.

     Market Data Approach

     Exvere compiled a list of 46 businesses with comparable statistics similar to Northwest I. Equal weight was applied to the median, historic and expected revenue, and the normalized EBIT multiples, as the weighting is fairly consistent with the Publicly Traded Comparatives Approach described above. Additionally, the multiples were chosen to conform with that derived from a regression analysis of earnings and multiples derived from two alternate, private transaction sources. Multiples of book were excluded, to deal with the uncertainty of how many of the private transactions included the land component. Under the Market Data Approach, the calculation of pre-adjusted net equity value was determined by Exvere to be $11,980,000.

     Capitalization of Earnings Approach

     The Capitalization of Earnings approach assumes that an equally desirable substitute for the business being valued would be one that had similar investment characteristics but not necessarily one that was similar from a physical or operational standpoint.

     Exvere followed the following sequence of steps: first, to determine the appropriate earnings based capitalized, and then the amount of return attributable to the business or property to be appraised; second, identify other types of investments that are similar with regard to investment criteria, including liquidity, expectation of growth or shrinkage of principal amount, burden of management, and risk; and third, use the rate of return actually provided by comparable investments to capitalize the amount of return from the business to be appraised, thus arriving at an estimate of the value of the business. Under the Capitalization of Earning Approach, and assuming a capitalization rate of 15.6%, Exvere arrived at a pre-adjusted net equity value of $5,878,000. This conclusion assumes that a reasonable long-term compound annual growth rate (CAGR) for Northwest II over the next 20 years is 8.3%.

     Asset Accumulation Approach

     The Asset Accumulation Approach was used to arrive at an estimate of the total value by estimating the cost of duplicating (replacing) the individual elements of the business or other property being appraised, item by item, asset by asset. In the case of Northwest II, however, premiums were derived from market data provided by industry sources, which made an estimate of goodwill possible. The average premium for the economy and budget class motels was determined to be 23.5%. Considering replacement cost of an initial investment in a 60-room new construction facility, Exvere arrived at a net equity value under the Asset Accumulation Approach of $9,940,000.

     Reconciliation and Conclusions of Exvere

     The final step in the valuation process was to reconcile the various valuation techniques and coming to conclusions on the fair market value of Northwest II. Here, Exvere gave 25% weight to each of the Comparative Publicly Traded Companies Approach, Market Data Approach, Capitalization of Earnings Approach, and the Asset Accumulation Approach. Based upon Exvere's analysis, it was determined that a gross fair market value of a 100% interest in Northwest II, including cash on hand, was $10.5 million. After elimination of cash and debt the net equity was approximately $7.8 million.

     Qualifications of Appraiser and Availability of Report

     Exvere is a financial advisory firm that was founded in 1992 to advise Northwest businesses on capital transactions such as mergers, acquisitions, and in areas of corporate finance. Exvere was selected to provide an independent valuation in connection with a possible sale of the business to an unaffiliated third party on the strength of its reputation in the Northwest in the field of valuation analysis. During the past two years, Exvere and Northwest II have not had any material relationship.

     A copy of the Exvere valuation is available for inspection and copying at the principal executive offices of Northwest II during regular business hours by any interested unit holder or his designated representative. A copy of the Exvere business valuation will be sent to you, at cost, upon your written request for us to do so.

APPRAISAL OF BREMERTON, YAKIMA  AND PORTLAND PROPERTIES BY MCKEE & SCHALKA

    In connection with extending credit for the acquisition of Northwest
II, U.S. Bank commissioned independent appraisals of 26 of the Whitcomb/PGI-managed motel properties, including the Bremerton, Yakima and Portland motel properties owned by Northwest II. U.S. Bank selected McKee, Real Estate Appraisers & Consultants, Inc. of Seattle, Washington, to appraise the 23 properties located in Washington and Oregon. This appraisal firm was selected based upon their expertise in the field of commercial real estate appraisals, with specific experience in the appraisal of lodging properties.

     The following is a summary of the material, methodologies, conclusions, and assumptions used by McKee in its appraisal reports to U.S. Bank. No limitations were placed on the McKee appraisals. The appraisals use both the Sale Comparison Approach and Income Approaches to value. The Cost Approach was not employed in the valuation process since it would not have significant bearing on the reconciled market value of the properties. For existing established motel properties of the size and age of the Bremerton, Yakima and Portland motel properties, purchasers are primarily interested in the income characteristics and market price for similar properties. For the Sale Comparison Approach, McKee reviewed a wide variety of hotel transactions in Washington and Oregon, and used at least four sale comparisons in each report for direct comparison to the motel properties. The McKee appraisals considered the Income Approach compelling based on a detailed income and expense history for each property over the past several years, as well as a recent local and regional market analysis. The Income Approach also considered income and expense comparisons, and market rent comparisons in the estimate of net operating income. Emphasis was also placed on the Income Approach because of the reliability of the data and the fact that hotel properties are income properties.

     In the course of conducting their appraisal, McKee conducted a physical inspection of the motel properties. McKee also evaluated the local neighborhood and surrounding areas; surveyed the competitive lodging facilities within the markets; and reviewed historical data and income and expenses for other similar properties. McKee spoke with the owner of the properties, managers and other property managers, owners and government officials within this market. McKee researched and evaluated the sales of other lodging facilities, both locally and throughout the Pacific Northwest.

     In comparison to the Exvere business valuation which focused on the business of Northwest II as a whole without addressing the individual underlying properties of the Bremerton, Yakima and Portland motel properties, the McKee appraisal focused solely upon the individual properties of the Bremerton, Yakima and Portland motels.

     Sale Comparison Approach

     The Sale Comparison Approach uses analysis and sales of comparable improved properties to derive units of comparison that are then used to indicate a value for the subject property. McKee conducted a broad search for sales of comparable improved properties, including most major markets in Washington State. The selection of comparisons included considerable emphasis and understanding of the sales of properties McKee previously appraised. The primary units of comparison used in this analysis were price per room, price per square foot and gross income multiplier (GIM). In addition McKee analyzed the capitalization rates for comparable transactions, which were also used in the subsequent Income Approach Analysis.

     The most comparable transactions (based on size and similar financial characteristics) involving Washington State motel/hotel properties considered comparable by McKee were then analyzed and adjusted relative to the subject properties. The Bremerton sales indicated a range of values on a price per room from approximately $28,000/room to $38,000/room, price/sf from $45/sf to $103/sf, and GIM indications from 3.4 to
4.3. The Yakima sales indicated a range of values on a price per room from approximately $28,000/room to $38,000/room, price/sf from $77/sf to $103/sf, and GIM indications from 2.4 to 4.3. The Portland sales indicated a range of values on a price per room from approximately $50,000/room to $88,000/room, price /sf from $79/sf to $120/sf, and GIM indications from 2.4 to 4.3. The majority of these transactions occurred in 1997 or 1998, and typically represented transactions of limited service motels, or full service motels where applicable within a specific market. The appraisal conclusions are consistent with the ranges indicated by these comparisons.

     Income Approach

     The purpose of the Income Approach is to value an income property by analyzing likely future income and expenses to the property. In this case, McKee employed a Direct Capitalization Analysis by dividing an annual forecast Year 1 net operating income (NOI) by an appropriate capitalization rate, which McKee believed to be 11% for the Yakima and Bremerton properties and 11.5% for the Portland property. McKee relied on a variety of sources as the basis of the forecast of NOI, including an analysis of each of Bremerton's, Yakima's and Portland's historical income and expenses. McKee also used expense comparisons for estimating individual expense items. Based upon an average room rate of $46 and 60% occupancy, the fee simple Income Approach value of the Bremerton motel property is $2,360,000. Based upon an average room rate of $49.50 and 55% occupancy, the fee simple Income Approach value of the Yakima motel property is $3,330,000. Based upon an average room rate of $58 and 79% occupancy, the fee simple Income Approach value of the Portland property is $5,330,000.

     Leasehold Adjustments

     The Bremerton and Yakima properties are located on leased land and required leasehold adjustments, for value loss due to the presence of the land lease. The leasehold adjustment has been applied to each of the two approaches for the Yakima and Bremerton properties and the resulting values were then reconciled.

     The leasehold adjustment considers the loss in value due to three components. The first adjustment is based on the actual loss in net operating income over the term of the lease due to the land lease payments. The second is the loss of reversion at the end of the lease, including the value of the site and remaining value of improvements at that time. The third component is the negative impact on marketability of the property, which increases as the remaining lease term decreases. In this case, the Bremerton property has just over 20 years remaining, while the Yakima land lease has just over 35 years remaining, including extension options. The total leasehold adjustment to the Fee Simple value conclusion is $1,340,000 for Yakima, and $1,050,000 for Bremerton.

     Reconciliation and Conclusions of McKee Appraisals

     The final step in the McKee appraisal process was to reconcile the Sale Comparison Approach and the Income Approach values to arrive at a final value conclusion. The primary consideration to reconcile the two approaches are the reliability of the data used and the applicability of each method for valuing a particular property. Here, after reconciling the various factors, McKee arrived at a final appraised value for the Bremerton property of $1,400,000 and the Yakima property of $2,080,000 and the Portland property of $5,300,000.

     The value estimates are commensurate with a reasonable marketing and exposure time of one year. The market values include furnishings, fixtures, and equipment (F,F,&E), including both permanently affixed real estate, and personal property. The contributory value of F,F,&E for the Bremerton property is estimated to be $180,000, which includes personal property of $130,000. The contributory value of F,F,&E for the Yakima property is estimated to be $300,000, which includes personal property of $210,000. The contributory value of F,F,&E for the Portland property is estimated to be $160,000, which includes personal property of $110,000.

     Qualifications of Appraiser and Availability of Report

     McKee is a real estate appraisal and consulting firm specializing in providing valuations for commercial real estate. This appraisal firm has a very strong reputation in the appraisal of complex commercial real estate including lodging facilities. McKee was selected by U.S. Bank to provide an independent appraisal of all of the Whitcomb/PGI managed motels in Washington and Oregon in connection with extending financing for the acquisitions. The McKee & Schalka Appraisal firm has prepared a number of appraisals of Super 8 properties over the last eight years. Almost all of these appraisals were conducted at the request of various lending institutions. The total amount of this appraisal work was a nominal percentage of the firm's work during this period and no one at the appraisal firm has any financial interest in any of these properties.

     Copies of the McKee Real Estate Appraisals for the Bremerton, Yakima and Portland Motel Properties are available for inspection at the principal executive offices of Northwest I during regular business hours by any interested unitholder or his designated representative. A copy of the McKee appraisal will be sent to you, at cost, upon your written request for us to do so.

                          BACKGROUND OF THE TRANSACTION

REASONS FOR THE MERGER

     Northwest II was formed in 1982 and initiated a $7.0 million best efforts, offering with the assistance of selected broker-dealers in the Northwest. The offering commenced in 1982 and was completed in 1984 after the sale of 4,052 units. Since 1984, Northwest II has made distributions to Unitholders which, in the aggregate, exceed the 10% return per year required by the partnership agreement. Northwest II did not apply to have its Units quoted on Nasdaq, as it was never intended that an active trading market would develop. At the same time, the Units have been registered under the Securities and Exchange Act of 1934 and Northwest II bears the significant expenses of annually filing required documents and financial statements with the SEC.

     Whitcomb believes that the typical life of a limited partnership investment in motels is 10-12 years. Most of Northwest II's Unitholders have held their Units for more than 15 years. While Northwest II has met its objective of paying investors a 10% annual return on their investment, other investment opportunities may offer a rate of return that is as good or better than that offered by Northwest II. Since the Units are not quoted on Nasdaq or listed on an exchange, Unitholders are unable to sell their Units except under limited circumstances. Accordingly, in response to unsolicited inquiries from Unitholders seeking to liquidate their investment, Whitcomb has occasionally purchased Units from Unitholders on a voluntary basis and, recently, Whitcomb has been encouraged by some Unitholders to create an exit strategy for all Unitholders. While Whitcomb believes that the Merger proposal responds to Unitholders' desire for liquidity, the Merger proposal was not initiated by Unitholders. The primary purpose of the Merger proposal is to provide all Unitholders with an opportunity to liquidate their investment in Northwest II at a price that is fair to Unitholders, yet still attractive to Columbus and Whitcomb.

BACKGROUND OF THE MERGER; ALTERNATIVES CONSIDERED; ATTEMPTED SALE OF MOTEL PROPERTIES TO UNAFFILIATED THIRD PARTY

     To facilitate an exit strategy for all Unitholders, Whitcomb first considered a sale of all the limited and general partnerships' properties to an unaffiliated third-party in an arm's length transaction.

     To that end, there being no public market to value the Units, Whitcomb arranged for the valuation of all of the Whitcomb/PGI-managed partnerships, including Northwest II, by Exvere in late 1997, which was completed in early 1998. Exvere concluded that a reasonable range of value for all 27 motels and the other assets described below was between [ ] million and [ ] million. Exvere also concluded that the Northwest II properties had a value within a range of $6.7 million to $12.7 million with a selected gross value of $10.5 million. For a description of the factors considered by Exvere in making its valuation, see "Business Valuation of Northwest II by Exvere" beginning on page 12 of this proxy statement.

     Based upon the Exvere valuations, Whitcomb authorized Exvere to begin marketing the portfolio of motels for sale. The assets offered for sale included the 27 Super 8 Motels, as well as the stock of PGI and its subsidiary, Peninsula Management, an Exclusive Territorial Agreement (aka "Master Franchise Agreement") with Super 8 Motels and certain other assets. The terms of the offering stipulated that any acquisition should be structured as a stock purchase for PGI and its subsidiary, Peninsula Management, although the acquisition of the partnership motels could be structured as an asset purchase. Each bidder was asked to indicate what the bidder would pay for: (a) the motels and the stock of PGI and its subsidiary, Peninsula Management, excluding the Exclusive Territory

Agreement or (b) the motels and the stock of PGI and its subsidiary, Peninsula Management with the Exclusive Territory Agreement. Bidders were also told to assume that all existing debt would be paid at closing, the sellers and purchaser would have to agree on the allocation of purchase price, the sale would require the consent of the various entities' partners, and that a purchaser would either have to enter into a new franchise agreement with Super 8 Motels, Inc. or pay franchise termination fees.

     Exvere prepared a confidential offering memorandum and sent it to approximately 77 recipients. It received indications of interest from several of the recipients, which led to receipt of two proposals that it considered to be worthy of consideration. One of the proposals indicated an interest in buying the motels and the PGI and the Peninsula Management stock and the Exclusive Territory Agreement) for $80 million in cash at closing, plus the potential of an additional $4 million in contingent payments based on future performance of the motels over a five year period. If the proposed purchase price was allocated on the basis of the Exvere assigned values for the Northwest II motels the allocated proposed purchase price for the Northwest II motels would be $9.1 million (excluding the contingent purchase price). That bidder indicated that it was also willing to pay $1 million in cash and $2 million in a promissory note for the Exclusive Territory License owned by a Whitcomb affiliate. The second proposal was from an entity which proposed $61 million in cash and $26 million in securities to be issued by a REIT that was in the process of formation, for a total price of $87 million for the motels and the Peninsula Management stock, excluding the Exclusive Territory Agreement. Neither prospective buyer provided any indication as to how it would propose to allocate the purchase price among the various motel properties.

     Whitcomb concluded that it was not in the best interests of the various partnerships to sell their assets for less than an aggregate of $87 million in cash, excluding the stock he owned in PGI and its subsidiaries (which own the Exclusive Territory Agreement). He asked Exvere to try to get the offers increased to $87 million cash for the motels only, but none of the interested parties were willing to meet that price.

     Accordingly, Whitcomb concluded that he should look for alternative ways to achieve liquidity for the Unitholders. After reviewing the options, Whitcomb concluded that the partnerships would receive the best net return if he could obtain financing to purchase all of the interests held by the other investors in the partnerships. He believes that, as the general partner, he could avoid certain transaction costs that a third party buyer would incur, and that he could achieve certain economies of scale by structuring the acquisitions in a manner that would result in a single ownership entity that was privately held.

ACQUISITION OF MOTEL PROPERTIES BY COLUMBUS

     Having concluded that the partnerships would receive the best net return if he could obtain financing to purchase all of the interests held by the investors in the partnerships, in a manner that would result in a single ownership entity that was privately held, Whitcomb began working with bankers to secure financing that would enable Whitcomb to purchase the unaffiliated partners' units in Northwest I, Northwest II, Lacey, Tongass, and Anchorage, based on the appraised price of the properties at the end of 1998.

     Selling the various motel properties individually was not seriously considered because it would be too expensive, too time consuming and Whitcomb did not believe that it would yield the best results for investors in the various partnerships.

     Accordingly, Whitcomb negotiated with U.S. Bank the terms of a loan commitment dated November 18, 1998, under which U.S. Bank will provide a secured loan to Whitcomb 75% of the appraised value of the motel properties.

     The McKee appraisals, dated December 31, 1998, appraised various Super 8 Motels, including those owned by Northwest II, which they appraised at $8.68 million gross value ($1.3 million Bremerton, $2.08 million Yakima and $5.3 million Portland) before any reduction for liabilities or cost of sale. For a description of the factors considered by McKee in making its appraisals, see "Appraisal of Sea-Tac and Federal Way Properties by McKee & Schalka," beginning on page 15 of this proxy statement.

ACQUISITION OF NORTHWEST II BY COLUMBUS; APPROACH TO DETERMINATION OF MERGER CONSIDERATION

     Whitcomb's attempts to sell the Super 8 Motels owned by the various partnerships in a package sale to an unaffiliated third party were unsuccessful because none of the expressions of interest or offers were sufficient to generate a gross sales price of $87 million cash for the motel assets alone. Accordingly, Whitcomb concluded that it would be in the best interest of the various partnerships, including Northwest II, to structure a proposal whereby Columbus would acquire the various motel properties pursuant to the proposed mergers. Whitcomb believes that the proposed Merger will provide a higher net value to Unitholder than could have been obtained for the Unitholders through a sale of all of the motel properties as a package to an unaffiliated third party or which could be obtained if each partnership were to undertake the sale of the various motels on an individual basis based upon the McKee appraisals. In formulating the offer by Columbus for the Northwest II properties, Whitcomb's objective was to offer a higher Merger Consideration to the Unitholders of Northwest II than that which likely would have been obtained based upon the best offer received by Exvere or which could be obtained through individual motel sales based on the McKee appraisals, after consideration of the transaction expenses which would be incurred in either alternative, such as commissions, title insurance, real estate excise taxes, appraisals, fairness opinions, legal fees and partnership wind-up cost. However, as shown on Annex IV, the next amount which would have been received by Northwest II Unitholders in connection with the best proposal received by Exvere, if allocated based upon the Exvere assigned values, would yield an amount in excess of the Merger Consideration. As explained at pages 9-10, Whitcomb does not believe that the Exvere valuation completely addressed the fact that two of Northwest II's motels are on leased land and that the aggregate purchase price would have been reallocated in negotiations. In addition, Whitcomb believes that the more recent McKee appraisals represent a more current assessment of values.

     Attached to this proxy statement as Annex IV is a schedule setting forth Columbus' estimate of the net amount which would have been received per Unit, after costs of sale, for both the best offer received by Exvere, based upon the allocation of Exvere's assigned values, and if Northwest II were to sell the three Super 8 Motels owned by it in individual sales. For purposes of comparison, current assets and liabilities and long-term debt of Northwest II are as of September 30, 1998. The estimates of transaction costs for the various alternatives are based upon Columbus' best estimates after consultation with its advisors.

     As shown on Annex IV to this proxy statement, the best offer received by Exvere, if allocated on the Exvere assigned values, would have yielded an estimated per Unit value of $1,421 ($1,514 if the contingent purchase price was earned) after transaction costs and payment of liabilities. A sale of the motels on an individual basis by Northwest II at the values determined by the McKee appraisals would yield an estimated per Unit value of $1,289, after transaction costs and payment of liabilities as compared to the $1,343 per Unit Merger Consideration.

                          OPINION OF FINANCIAL ADVISOR

     Whitcomb, on behalf of Northwest II and the Unitholders requested Ragen MacKenzie to render its opinion as to whether the consideration to be paid by Columbus pursuant to the Merger Agreement is fair, from a financial point of view, to the Unitholders of Northwest II. Whitcomb retained Ragen MacKenzie based upon its prominence as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

     On December 31, 1998, Ragen MacKenzie delivered its written opinion to Northwest II that, as of the date of the opinion, based on Ragen MacKenzie's review and subject to the assumptions, limitations, procedures followed and qualifications described below and set forth in the opinion, the consideration to be received by the Unitholders from the Merger is fair to the Unitholders, from a financial point of view. Ragen MacKenzie is not making, and the opinion should not be construed as, a recommendation to any Unitholder as to whether or not a Unitholder should approve the Merger. Additionally, the fairness opinion does not compare the relative merits of the Merger with those of any other transactions or business strategies available to Northwest II as alternatives to the Merger, and Ragen MacKenzie was not requested to, and did not, solicit the interest of any other party in acquiring the motel properties.

     THE FULL TEXT OF THE FAIRNESS OPINION WHICH CONTAINS A DESCRIPTION OF THE MATERIAL ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IMPOSED ON THE REVIEW AND ANALYSIS IS SET FORTH IN ANNEX II AND SHOULD BE READ IN ITS ENTIRETY. NORTHWEST II IMPOSED NO CONDITIONS OR LIMITATIONS ON THE SCOPE OF RAGEN MACKENZIES' INVESTIGATION OR THE METHODS OR PROCEDURES TO BE FOLLOWED IN RENDERING THE FAIRNESS OPINION.

     In rendering the fairness opinion, Ragen MacKenzie, among other things: (i) reviewed the Merger Agreement; (ii) reviewed and analyzed consolidated historic and projected financial and operating data of Northwest II and the motel properties, including audited and unaudited financial statements for Northwest II and unaudited cash-basis estimates prepared by management for the motel properties; (iii) reviewed and analyzed other internal information concerning the business and operations of Northwest II and the motel properties furnished to it by management; (iv) reviewed and analyzed publicly available information concerning Northwest II and the motel properties; (v) reviewed and analyzed publicly available information concerning the terms of selected merger and acquisition transactions that Ragen MacKenzie deemed relevant to its inquiry (based on size and similar financial characteristics); (vi) reviewed and analyzed selected market purchase price data that Ragen MacKenzie considered relevant to its inquiry; (vii) held meetings and discussions with Whitcomb and employees of Northwest II concerning the operations, financial condition and prospects of the motel properties; and (viii) conducted such other financial studies, analyses and investigations, including visits to the Bremerton, Yakima and Portland motels, and considered such other information as Ragen MacKenzie deemed appropriate.

     In arriving at its opinion, Ragen MacKenzie relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available, supplied or otherwise communicated to it by Northwest II. Ragen MacKenzie assumed that the financial estimates (including the underlying assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of Northwest II as to the future performance of the motel properties. Ragen MacKenzie expressed no opinion with respect to any forecasts or the assumptions on which they were based. Ragen MacKenzie did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Northwest II (including the motel properties). However, Ragen MacKenzie was furnished with independent appraisals on each property prepared by McKee in conjunction with U.S. Bank's financing. The fairness opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of its opinion. As background for its analyses, Ragen MacKenzie held discussions with Whitcomb regarding the history, current business operations, financial condition and future prospects of the motel properties.

     In conjunction with rendering its fairness opinion, Ragen MacKenzie considered a variety of financial and comparative analyses, including:

        -       a discounted cash flow analysis;

        - an analysis of certain transactions pursuant to which selected public and private companies have acquired motel or hotel properties similar to those in the partnerships;

        -       an analysis of selected publicly traded companies;

        - an analysis of third party indications of interest obtained during the marketing of Northwest II during the Spring and Summer of 1998 (the "Market Test"); and

        - an analysis of the appraisals conducted by McKee for the U.S. Bank financing.

     For purposes of its analysis, Ragen MacKenzie relied upon audited financial statements for Northwest II for the year ended December 31, 1997, unaudited financial statements for Northwest II for the nine months ended September 30, 1998 and unaudited cash basis estimates for the motel properties for the years ending December 31, 1998 through 2003, inclusive, as provided by Northwest II.

     Ragen MacKenzie's opinion is directed only to the fairness to Northwest II and to the Unitholders, from a financial point of view, of the consideration to be received by the Unitholders from the Merger, and does not address any other aspect of the Merger. The summary set forth below does not purport to be a complete description of the analyses used by Ragen MacKenzie rendering its fairness opinion.

     Discounted Cash Flow Analysis

     Ragen MacKenzie analyzed the financial terms of the Merger using a discounted cash flow analysis. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business or property is the current value of the future cash flow that the business or property will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Ragen MacKenzie used estimates and other information provided by Northwest II and Whitcomb to estimate the free cash flows, defined as total projected cash revenue (including base rent and expense recoveries net of certain free rent and vacancy allowances) minus total projected cash property expenses (including utility expense, repair and maintenance expense, property management fees, insurance, real estate taxes, tenant improvements, leasing commissions and capital improvements ("Free Cash Flows")), for years ending December 31, 1998 through the year ending December 31, 2003, inclusive. To determine a perpetuity value, growth rates were applied to the year ending December 31, 2003 ranging from 0.00% to 1.0%.

     The Free Cash Flows and perpetuity values were then discounted to the present, using discount rates ranging from 12.0% to 16.0%. These discount rates reflected Ragen MacKenzie's assessment of real estate investments in general, and the specific risks of the motel properties, in particular. Ragen MacKenzie's calculations resulted in a range of aggregate imputed values of the motel properties of $6.6 million to $9.3 million.

     Selected Comparable Acquisition Analysis

     Ragen MacKenzie also analyzed selected comparable transactions, based on size and other financial characteristics ("Comparable Motel/Hotel Acquisitions"), in which certain public and private companies ("Acquiring Motel/Hotel Companies") acquired a single or multiple motel and/or hotel properties ("Target Motel/Hotel Portfolios"). Ragen MacKenzie compared the purchase price paid in each Comparable Motel/Hotel Acquisitions with the latest twelve months or reported period, on an annualized basis, as a multiple of revenues and price per room. These calculations created the following range of multiples: a range of purchase price to Target Motel/Hotel Portfolios revenues of 2.5x to 4.1x, with a mean of 3.1x; a range of purchase price per Target Motel/Hotel Portfolios room of $22,900 to $51,000, with a mean of $28,100. Applying the applicable range of these acquisition multiples to the partnership properties' revenues for the trailing twelve month period ended September 30, 1998, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Ragen MacKenzie deemed appropriate, and to the number of rooms yielded an implied aggregate range of values of the partnership properties of approximately $5.8 million to $13.2 million.

     Selected Comparable Company Analysis

     Ragen MacKenzie also analyzed selected public companies ("Comparable Companies"). Ragen MacKenzie compared the aggregate value of the Comparable Companies with the latest twelve months or reported period, on an annualized basis, as a multiple of revenues, EBITDA and EBIT. These calculations created the following range of multiples: a range of revenue multiples of 1.1x to 4.3x, with a mean of 2.3x; a range of EBITDA multiples of 3.7x to 10.4x, with a mean of 7.0x; and a range of EBIT multiples of 5.3x to 9.1x, with a mean of 7.3x. Applying the applicable range of these multiples to the partnership properties' revenues, EBITDA and EBIT for the trailing twelve month period ended September 30, 1998, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Ragen MacKenzie deemed appropriate, yielded an implied aggregate range of values of the partnership properties of approximately $7.4 million to $9.8 million.

     Selected Comparable Market Purchase Price Analysis

     Ragen MacKenzie also compared financial information relating to the motel properties to publicly available information on recent purchase prices of the limited-service sector of motel and hotels in particular markets in which the motel properties are located.

     Ragen MacKenzie analyzed the prevailing purchase capitalization rate (calculated by dividing property net operating income for the applicable trailing twelve month period by the purchase price paid) for the limited service sector. Ragen MacKenzie believes that these markets closely resemble the respective markets in which the motel properties are located and are an appropriate basis for the comparison of values.

     Applying this selected data to the applicable motel properties' net operating income for the twelve months ended September, 30 1998, as adjusted to reflect management's pro forma adjustments and additional adjustments that Ragen MacKenzie deemed appropriate, yielded an aggregate range of values for the motel properties of $5.9 million to $7.3 million.

     Market Test

     Ragen MacKenzie also reviewed indications of interest received by Northwest II and the affiliated partnerships during the attempt to sell Northwest II to an unaffiliated third party ("Potential Acquirors"). Ragen MacKenzie analyzed a pro-rata share of the proceeds to be received from such transaction by the Unitholders. The pro-rata share was based on a percentage determined by historical appraisals and a third-party valuation. Ragen MacKenzie did not develop a separate pro-rata methodology for allocating the proceeds and relied solely on the formula provided by Northwest II. The proceeds were then allocated to the Unitholders in accordance with the partnership agreement. It should be noted that these offers did not result in the consummation of a transaction and should be viewed accordingly.

     Based on the range of values received from the Potential Acquirors, Ragen MacKenzie calculated an implied aggregate range of values of Northwest II's properties of approximately $8.5 million to $9.7 million.

     Appraisals

     Ragen MacKenzie also reviewed the appraisals of Northwest II's properties prepared by McKee. For this analysis Ragen MacKenzie relied without independent verification, on the accuracy and completeness of all information in the appraisals. Ragen MacKenzie did not conduct any independent appraisals. Based on the McKee appraised values, the implied aggregate of value of the Northwest II properties is $8.7 million.

     The summary set forth above describes the material analyses made by Ragen MacKenzie. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Each of the analyses was performed by Ragen MacKenzie to provide a different perspective on the transaction and contribute to the total mix of information available to Northwest II. Ragen MacKenzie did not form a conclusion as to whether any one of the analyses, considered in isolation, supported or failed to support an opinion as to the fairness from a financial point of view of the Merger Consideration. Instead Ragen MacKenzie, in reaching its conclusion, considered the results of the analyses taken as a whole. Ragen MacKenzie's conclusion involved significant elements of judgement and qualitative analyses as well as a financial and quantitative analyses. Ragen MacKenzie did not place particular emphasis or weighting on any individual factor, but instead concluded that its analysis taken as a whole supported its opinion. Accordingly, notwithstanding the separate factors summarized above, Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors it considered without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of real estate properties are not appraisals and may not reflect the prices at which such properties may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and Ragen MacKenzie does not assume responsibility for any future variations from such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Ragen MacKenzie in arriving at the fairness opinion. In performing these analyses, Ragen MacKenzie noted that the partnership only represented ownership in specific properties. This differentiates these properties from hotel operating companies that are managed for growth. Consequently Ragen MacKenzie noted lower multiples of historic earnings to individual properties. In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, financial, economic, and market conditions and other matters, many of which are beyond the control of Northwest II. Furthermore, events occurring after the date of the Ragen MacKenzie fairness opinion may materially affect the assumptions used in preparing the Ragen MacKenzie fairness opinion and accordingly the Ragen MacKenzie fairness opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of the opinion, and on information available to Ragen MacKenzie as of such date. In addition, analyses relating to the value of the business or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. Analyses based on future results are not necessarily indicative of actual future results that may be significantly more or less favorable that suggested by such analyses.

     Pursuant to an engagement letter dated December 14, 1998, Ragen MacKenzie will receive $125,000 for its services in rendering fairness opinions to Northwest I, Northwest II, Anchorage and Lacey. Ragen MacKenzie will also be reimbursed for certain of its expenses. Columbus has agreed to indemnify Ragen MacKenzie, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or form, if any, controlling Ragen MacKenzie or any of the foregoing, against certain liabilities, including liabilities under federal securities, law, that may arise out of Ragen MacKenzie's engagement.

     Ragen MacKenzie has, from time to time, provided securities brokerage services to Whitcomb and affiliates, and may do so in the future, but the compensation paid by Whitcomb and affiliates to Ragen MacKenzie is not material, constituting less than 1% of Ragen MacKenzie's total 1998 commission revenue.

                              THE MERGER AGREEMENT

     The Merger Agreement is dated as of December 31, 1998, between Gerald L. Whitcomb and PGI, the general partners of Northwest II, on behalf of Northwest II, and Columbus. The material provisions of the Merger Agreement are summarized below.

     Pursuant to the Merger Agreement and the Articles of Merger attached thereto, the Washington Uniform Limited Partnership Act and the Washington Limited Liability Company Act, at the effective time, Northwest II will be merged with and into Columbus, with Columbus continuing as the Surviving Company.

CLOSING DATE; EFFECTIVE TIME OF THE MERGER

     The Merger will become effective on the closing date when the Articles of Merger are filed with the Secretary of State of the State of Washington. At the earliest, this will take place on the first business day following the Meeting and at the latest will take place on the last business day of the month in which the Meeting occurs. The closing will take place at the administrative offices of Northwest II located at 7515 Terminal Street S.W., Tumwater, Washington 98501, unless otherwise agreed by the parties.

EFFECTS OF THE MERGER

     At the effective time by virtue of the Merger, and without any further action on the part of anyone, each Unitholder's Units outstanding immediately prior to the effective time will be cancelled. Each Unit will be automatically converted into a right to receive the Merger Consideration, without interest. The Whitcombs' partnership interests (whether general or limited) will be contributed to Columbus for additional interests therein.

PAYMENT

     [ ] has been designated by Columbus as the payment agent responsible for effecting the payment of the Merger Consideration in exchange for Units of Unitholders. On or before the effective time, Columbus will deposit with the payment agent the aggregate Merger Consideration necessary to effect exchange of the Units pursuant to the Merger Agreement. Promptly after the effective time, the payment agent will mail to each Unitholder as of January 6, 1999, a form of transmittal letter, any other required forms, and instructions. Delivery will be effected, and the risk of loss to Units will pass, only upon delivery of these documents and receipt of the Merger Consideration for each Unit. Upon the surrender of such transmittal documents and the payment by the payment agent of the Merger Consideration in exchange for the Units, the Units owned by Unitholders will then be immediately cancelled. Until surrendered and exchanged, the Units owned by Unitholders represent only the right to receive the Merger Consideration multiplied by the number of Units owned by such Unitholder. Upon the surrender of Units, each Unitholder will receive the Merger Consideration, without interest. If any cash is to be paid to a name other than the name in which the Units are registered, it will be a condition to payment that the Unitholder requesting payment will pay to the payment agent any transfer or other taxes required by reason of payment to a person other than the registered Unitholder. Notwithstanding the foregoing, neither the payment agent nor any other party will be liable to any Unitholder for any Merger Consideration or other payments made to a public official pursuant to applicable abandoned property laws. Columbus and the payment agent will be entitled to deduct and withhold from the Merger Consideration any taxes or other amounts required by law, including Sections 3406 and 1445 of the Internal Revenue Code of 1986, as amended. Pursuant to federal law, to the extent that amounts are withheld, these amounts will be treated as having been paid to a Unitholder for purposes of the Merger Agreement. Six months after the closing date, Columbus will be entitled to the return of all unpaid amounts continuing to be held by the payment agent, whose duties will then terminate. Thereafter, a Unitholder may only look to Columbus (subject to applicable abandoned property, escheat and similar laws) as a general creditor to receive the Merger Consideration in exchange for his or her Units. Beginning at the effective time, there will be no further transfers of any Units on the books of Northwest II. Each Unitholder that has converted Units will be deemed to have withdrawn as a limited partner of Northwest II. Unitholders will then have no further interest in Northwest II or Columbus, including any allocations or distributions of income, property or otherwise, other than the right to receive the Merger Consideration.

     Following the effective time, Whitcomb, on behalf of Northwest II, will deregister the Units and terminate Northwest II's reporting obligations under
Section 12 of the Exchange Act by filing a Form 15 with the SEC, in Washington, D.C.

     Unitholders will have dissenters' rights of appraisal in connection with the Merger, as set forth in Article 14 of Chapter 25.10 of the Revised Code of Washington. See "Dissenters' Rights of Appraisal" beginning on page 32 of this proxy statement.

ACTIONS OF COLUMBUS NORTHWEST II AND WHITCOMB

     Under the Merger Agreement, Columbus consents to the Merger, agrees in all respects with the terms of the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement. Pursuant to the Washington Limited Partnership Act and Article VI of the limited partnership agreement, by executing the Merger Agreement Whitcomb, as the general partner of Northwest II, subject to the requisite approval of Unitholders at the Meeting, consents to and approves the Merger Agreement and transactions contemplated thereby on behalf of Northwest II.

REPRESENTATIONS AND WARRANTIES OF PARTIES

     The Merger Agreement contains customary representations and warranties. In addition, Columbus represents and warrants that it has obtained a commitment letter from U.S. Bank, subject to customary conditions, that U.S. Bank will lend Columbus sufficient funds to consummate the Merger and Northwest II represents and warrants that it has received the fairness opinion from Ragen MacKenzie and that it has not paid or agreed to pay any fee or commission to any broker, finder or intermediary in connection with the Merger.

LEGAL CONDITIONS TO THE MERGER

     Whitcomb (on behalf of Northwest II and Columbus) agrees to take all reasonable steps necessary to promptly comply with all legal requirements with respect to the Merger and to take all reasonable action necessary to promptly furnish information to the other parties in connection with any such requirements. Columbus will take all reasonable actions necessary (i) to obtain any consent, authorization, order, approval, or exemption of any governmental or administrative agencies or third parties; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other similar order adversely affecting the Merger; (iii) to fulfill all conditions pursuant to the Merger Agreement; and (iv) to prevent the entry of any temporary, preliminary or permanent injunction or court order.

EXPENSES

     Columbus will bear all costs and expenses of each party in connection with the Merger, including the real estate excise tax payable by the Unitholders with respect to the transfer of their Units; such costs and expenses having been taken into consideration by Columbus in determining the Merger Consideration.

CONDITIONS PRECEDENT

     Completion of the Merger is subject to customary conditions precedent. It will be a condition precedent that the loan commitment from U.S. Bank will remain available to Columbus, such that Columbus may borrow sufficient funds on or before the closing date in order to transfer the Merger Consideration to the payment agent as provided in the Merger Agreement. The parties to the Merger Agreement agree that in exercising its discretion to waive or require fulfillment of conditions precedent, Columbus will not be required to consider the interest of any person or entity that may be affected by the Merger, other than Columbus. Columbus will have no obligation, fiduciary or otherwise, to the limited partners of Northwest II in exercising such discretion.

     The respective obligations of each party, generally, to effect the Merger is subject to a number of customary conditions. It is a condition of each party generally that the financial advisor will not have withdrawn or modified in any material respect its opinion that the Merger Consideration is fair to the Unitholders from a financial point of view.

TERMINATION

     The Merger Agreement may be terminated by mutual consent of Columbus and Northwest II. The Merger Agreement may also be terminated by Northwest II if Columbus is in material breach of any term of the agreement. The Merger Agreement may be terminated by Columbus if Northwest II is in material breach of any term of the agreement. The Merger Agreement may be terminated by either Columbus or Northwest II if the Merger has not been completed by March 31, 1999, or a final order prohibiting the Merger has been entered by a court or government agency. In the event of termination of the Merger Agreement, it will become void and there will be no liability on the part of Columbus or Northwest II for failure to complete the Merger or otherwise.

AMENDMENT

     The Merger Agreement may be amended only in writing. No amendment may be made without the approval of Unitholders holding at least 66% of the outstanding Units, if the proposed amendment would either (a) change the type or reduce the amount of the Merger Consideration, or (b) alter or change any other terms and conditions of the Merger Agreement if any of such alterations or changes, alone or in the aggregate, would materially adversely affect the Unitholders.

EXTENSION; WAIVER

     At any time prior to the effective time of the Merger, whether before or after this proxy statement is mailed, any party may (i) extend the time of the performance of any of the obligations or other acts of any other party to the Merger Agreement; (ii) waive any inaccuracies and representations and warranties contained in the Merger Agreement; and (iii) waive compliance with any of the agreements of the other parties or conditions to its own obligations contained in this agreement. Any agreement with respect to extension or waiver must be in writing. No consent or waiver of compliance given by any of the parties to the Merger Agreement will operate as a consent or waiver of compliance in respect to any subsequent default, breach, or nonobservance.

NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     The respective representations and warranties of Northwest II and Columbus will expire with, and will be terminated and extinguished upon, consummation of the Merger. Thereafter, neither Northwest II nor Columbus, or any officer, director or principal of such entities, will be under any liability whatsoever with respect to any representation or warranty in the Merger Agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. This discussion does not discuss all of the federal income tax consequences that may be relevant to Unitholders that are subject to special treatment under the federal income tax laws, including foreign persons, tax-exempt entities, life insurance companies, or S corporations. The discussion set forth below is based on the Internal Revenue Code of 1986, as amended (hereinafter, the "Code"), Treasury Regulations, announcements promulgated thereunder, published rulings and court decisions, all as in effect on the date of this proxy statement and without giving effect to changes in the federal tax laws, if any, enacted after the date of this proxy statement. Unitholders are assumed to hold their Units as capital assets.

     Gain or Loss Will Be Recognized

     Unitholders will recognize gain or loss on the sale of Units in the Merger to the extent of the difference between the amount realized and his or her adjusted basis in the Units sold. The amount realized is the amount of cash received plus the Unitholder's share of Northwest II's liabilities (determined under Code Section 752 and the Treasury Regulations thereunder). The adjusted tax basis of a Unitholder's Units is generally equal to the cost of the Units to such Unitholder, decreased by the Unitholder's cumulative share of Northwest II distributions and losses, and increased by the Unitholder's cumulative share of Northwest II income and Northwest II liabilities, as determined under Code and the Treasury Regulations thereunder. If a Unitholder's share of the Northwest II's liabilities exceeds the adjusted tax basis of his or her Units, the Unitholder's realized gain will include the excess.

     The amount of cash received by Unitholders in exchange for their Units that is attributable to unrealized receivables or inventory items ("Section 751 property") of Northwest II will be considered as an amount realized from the sale or exchange of property other than a capital asset. The remainder of the gain or loss realized by an Unitholder who has held the Units as capital assets will be capital gains or loss, and will be long term capital gain or loss if the Units have been held for more than one year.

     Unitholders who have held their Units for more than one year may be entitled to a lower long-term capital gains tax rate on that portion of their gain, if any, that is not attributable to Section 751 property. Capital losses generally are deductible only to the extent of capital gains plus, in the case of non-corporate Unitholders, up to $3,000 of ordinary income. Capital losses realized from the sale of Units may be utilized to offset capital gains from other sources and may be carried forward, subject to applicable limitations.

     Pursuant to Code Sections 708, 721, and 731(b), the Merger will not be a taxable event to Northwest II.

        Statement Required to Be Attached to Selling Unitholders' Federal Income Tax Returns.

     Selling Unitholders are required to submit with their income tax return for the year in which the Units are sold a statement that sets forth, among possible other things, the following information: (1) the date of the sale, the amount of the selling Unitholder's adjusted basis in his or her Units, and the portion thereof attributable to Code Section 751 property pursuant to Code Section 732; and (2) the amount of any money and the fair market value of any other property received or be received for the transferred Units in Northwest II, and the portion thereof attributable to Section 751 property.

     In general, the portion of the selling Unitholders' adjusted basis for his Units to be allocated to Section 751 property is an amount equal to the basis such property would have had under Code Section 732 if the selling Unitholder had received his share of such properties in a current distribution made immediately before the sale. The payment agent will provide selling Unitholders with Northwest II's basis in Section 751 property. SELLING UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR ASSISTANCE IN DETERMINING THE PORTION OF THEIR ADJUSTED BASIS IN THEIR UNITS ATTRIBUTABLE TO SECTION 751 PROPERTY.

         The Merger Agreement provides that the selling Unitholders' amount realized is to be allocated between Northwest II's Section 751 property and non-Section 751 property based on the relative fair market values of Northwest II's Section 751 property and non-Section 751 property and that such relative fair market values are agreed to be as determined by Columbus. The paying agent will distribute this information to the selling Unitholders.

     Foreign Investment in Real Property Tax Act Withholding

     Units are considered United States real property interests for purposes of Code Section 897, the Foreign Investment in Real Property Tax Act ("FIRPTA"). Consequently, pursuant to Code Section 1445, Columbus, as buyer of the Units, must deduct and withhold a tax equal to 10% of the total consideration paid for such Units unless it receives a nonforeign person affidavit. A suitable nonforeign person affidavit will be included as part of the transaction documents mailed to the Unitholders by the payment agent.

     Washington State Real Estate Excise Tax

     Washington State imposes an excise tax on sales of real property. Acquisitions of controlling interests in partnerships are considered sales subject to this real estate excise tax. This real estate excise tax is imposed on the seller; in this case, the Unitholders. This real estate excise tax is imposed at rates ranging from 1.28% to 2.78%. Columbus will act as the Unitholders' agent in paying the real estate excise tax liability that arises as a result of the Merger. In determining the Merger Consideration this liability has been taken into account.

     EACH UNITHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES OF SELLING UNITS IN THE MERGER, AS WELL AS THE EFFECTS OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

                         DISSENTERS' RIGHTS OF APPRAISAL

     You have dissenters' rights of appraisal under Article 14 of Chapter 25.10 of the Revised Code of Washington ("Article 14") with respect to your Units. The following summary of the material dissenters' right procedures is qualified in its entirety by reference to Article 14, a copy of which is attached as Annex III to this proxy statement. Unitholders thinking about exercising their dissenters' rights are urged to review the full text of Article 14. The procedures set forth in such chapter must be followed exactly or dissenters' rights may be lost.

     A Unitholder who properly follows the procedures for dissenting and demanding payment for his or her Units pursuant to Article 14 (as summarized below) may be entitled to receive in cash the "fair value" of his or her Units in lieu of the Merger Consideration provided in the Merger Agreement. The "fair value" of a dissenter's Units will be the value of such Units immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable. The "fair value" could be greater than, less than, or the same as the $1,343 per share Unit Merger Consideration the Unitholder would have received if the Unitholder had not dissented. In the event the dissenting Unitholder and the Surviving Company cannot agree on the "fair value" of the dissenter's partnership interest, a court in an appraisal proceeding may ultimately determine "fair value."

     To properly exercise dissenters' rights with respect to the Merger and to be entitled to payment under Article 14, a Unitholder must (a) not challenge the Merger unless the Merger fails to comply with the procedural requirements imposed by Article 14, the partnership agreement, or is fraudulent with respect to an investor or Northwest II; (b) not vote in favor of or approve the Merger; and (c) demand payment by the date set in the dissenters' notice to be sent by the Surviving Company (as described below). Thus, any Unitholder who wishes to dissent must either vote "against" the merger or "abstain" from voting such partnership interest. A vote "AGAINST" the Merger, without satisfying the requirement of clause (c) above, is not a proper exercise of dissenters' rights.

     The right of a dissenting Unit holder to obtain payment of the fair value of the Unitholder's partnership interest shall terminate upon the occurrence of any of the following events:

     a.   The Merger is abandoned or rescinded;

     b. A court having jurisdiction permanently enjoins or sets aside the Merger; or

     c. The Unitholder's demand for payment is withdrawn with the written consent of Northwest II.

     Within 10 days after the approval of the Merger by the Unitholders, the Surviving Company will deliver a written dissenters' rights notice to all dissenting Unitholders who did not vote in favor of or the Merger. The dissenters' rights notice will:

     a.   State where the payment demand must be sent;

     b. Inform Unitholders as to the extent transfer of the Units will be restricted as permitted by RCW 25.10.930 after the payment demand is made;

     c.   Supply a form for demanding payment;

     d. Set a date by which the Surviving Company must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice is delivered; and

     e.   Include a copy of Article 14.

     A Unitholder who demands payment retains all other rights of a Unitholder until the Merger becomes effective. A Unitholder sent a dissenters' notice who does not demand payment by the date set in the dissenters' notice is not entitled to payment for the Unitholder's Units under Article 14.

     Northwest II may restrict the transfer of Units from the date the demand for their payment is received until the Merger becomes effective or the restriction is released under Article 14.

     Within 30 days of the later of the date the Merger becomes effective, or the payment demand is received, the Surviving Company will pay each dissenter who properly demanded payment the amount that the Surviving Company estimates to be the fair value of the Units, plus accrued interest. The payment will be accompanied by, among other things,

     a. Copies of Northwest II's financial statements for the most recent fiscal year maintained as required by RCW 25.10.050;

     b. An explanation of how the Surviving Company estimated the fair value of the Units and how the accrued interest was calculated;

     c.   A statement of the dissenter's right to demand payment; and

     d.   A copy of Article 14.

     If the Merger does not become effective within sixty days after the date set for demanding payment, Northwest II shall release any transfer restrictions imposed as permitted by RCW 25.10.930. If, after releasing transfer restrictions, the Merger becomes effective, the Surviving Company must send a new dissenters' notice as provided in RCW 25.10.910(2) and 25.10.920 and repeat the payment demand procedure.

     A dissenter may notify the Surviving Company in writing of the dissenter's own estimate of the fair value of the dissenter's Units and the amount of interest due and demand payment of the dissenter's estimate, less any payment under RCW 25.10.935, if:

     a. The dissenter believes that the amount paid is less than the fair value of the dissenter's Units or that the interest due is incorrectly calculated;

     b. The Surviving Company fails to make payment within 60 days after the date set for demanding payment; or

     c. Northwest II, having failed to effectuate the Merger, does not release the transfer restrictions imposed on Units as permitted by RCW
          25.10.930 within sixty days after the date set for demanding payment.

     A dissenter will be deemed to have waived the right to demand payment of the dissenter's estimate of fair value unless the dissenter notifies the Surviving Company of the dissenters' demand in writing within thirty (30) days after the Surviving Company made payment for the dissenter's units.

     If a demand for payment remains unsettled, the Surviving Company will commence a proceeding in the Superior Court of Thurston County, Washington within 60 days after receiving the payment demand and petition the court to determine the fair value of the units and accrued interest. If the Surviving Company does not commence such proceeding within the sixty-day period, it will pay each dissenter whose demand remains unsettled the amount demanded by the dissenter. The Surviving Company will make all dissenters whose demands remain unsettled, whether or not residents of Washington State, parties to the proceeding as in an action against their Units, and will serve all parties with a copy of the petition. The Surviving Company will be able to serve nonresidents by registered or certified mail or by publication as provided by law. The Surviving Company may join as a party to the proceeding any Unitholder who claims to be a dissenter but who has not, in the Surviving Company's opinion, complied with the provisions of Article 14. If the court determines that such Unitholder has not complied with the provisions of Article 14, the court will dismiss the Unitholder as a party. The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers will have the powers described in the order appointing them or in any amendment to it. Dissenters will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding who is not dismissed will be entitled to judgment for the amount, if any, by which the court finds the fair value of the Units, plus interest, exceeds the amount paid by the Surviving Company.

     In a proceeding commenced to determine the fair value of Units, the court shall determine all costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against the Surviving Company, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in the amounts the court finds equitable:

     (1) Against the Surviving Company and in favor of any or all dissenters if the court finds the Surviving Company did not substantially comply with the requirements of Article 14; or

     (2) Against either the Surviving Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 14.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Surviving Company, the court may award to these counsel reasonable fees to be paid out of amounts awarded the dissenters who were benefited.

     Failure to follow the steps required by Article 14 for perfecting dissenters' rights may result in the loss of such rights.

     IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF WASHINGTON LAW, ANY UNITHOLDER WHO IS CONSIDERING DISSENTING FROM THE MERGER SHOULD CONSULT A LEGAL ADVISOR.

                   INFORMATION ABOUT THE SELLER - NORTHWEST II

BUSINESS

     Northwest II is a Washington limited partnership formed to invest in and operate three "economy" motels located in the states of Washington and Oregon. Northwest II operates its motels as a franchise of Super 8 Motels, Inc., the national franchiser of the "Super 8" trade name. Northwest II does not own any interest in Super 8 Motels, Inc., or in PGI, the regional sub-franchiser and one of the general partners of Northwest II. The other general partner is Whitcomb.

     Northwest II was formed in March, 1982. Units of Northwest II were offered and sold in an initial public offering by selected broker-dealers on a best efforts basis in Washington, Oregon, Montana, Idaho, Alaska, Wisconsin, Illinois, and Georgia. Sale of the Units began on May 8, 1982. Funds were released from escrow on January 12, 1983, when gross sales of the Units reached $950,000. The partnership agreement was amended in May 1983 to provide for a gross offering of $6,602,000. At December 31, 1983, Northwest II had raised a total of $2,710,000. On May 8, 1984, the offering was closed. In the period January 1, 1984, through May 8, 1984, Northwest II raised $1,342,000 in additional limited partnership subscriptions. The final result of the offering was 4,052 Units sold yielding gross offering proceeds of $4,052,000. This was $2,550,000 under the initially intended subscription amount.

     To achieve Northwest II's objective of developing three Super 8 Motel properties, long-term mortgage financing in the amount of $2,200,000 was arranged through Sterling Savings and Association of Chehalis, Washington. This debt is secured by the Portland property and assignment of the Yakima (Yakima) land lease.

     Northwest II operates in a single industry (motels) and within that industry only in the economy motel category.

     The motel properties were developed and are being operated as economy motels in the locations described below. The economy motel concept provides for a clean, comfortable average-size motel room that has all the basic amenities required by the traveling public at a price lower than that of most surrounding motel properties of equal quality.

     The 77 room Bremerton, Washington property services the military-based city of Bremerton, Washington.

     The 80 room Portland, Oregon property's proximity to the Portland International Airport allows it to provide free transportation to and from the airport, courtesy telephone and long-term parking privileges. The property has one mini-suite and a small conference room available.

     The 95 room Yakima, Washington property features a year-round indoor swimming pool, one mini-suite, a medium-sized conference room, guest laundry facilities and special parking for commercial trucks.

     Each of the properties historically experiences seasonal fluctuations in the occupancy, the low point occurring in the winter months and peaking in the late summer.

     All guest rooms are equipped with direct-dial telephone, color television and tub/shower combination, and are fully carpeted, sound proofed and insulated. Guests are allowed to use major national credit cards and cash checks with our proprietary VIP Club membership. Vending machines are also available. Each property has interior hallways, a lobby with a manager's office, an employee lounge, and in-house laundry. No restaurants are located on any of the properties.

     The motels provide full or part-time employment for approximately 54 people (Bremerton 15, Portland 19, Yakima 20).

MOTEL PROPERTIES

     In 1983, Northwest II leased the Bremerton 1.75 acre site located on State Road 3 and Kitsap Way. The lease has a 37 year term. Adjacent to the site is a 24 hour family restaurant.

     In 1983, Northwest II purchased the Portland site for a purchase price of $720,000. This site is at the interchange of Interstate 205 and Airport Way, approximately on mile east of the Portland International Airport. Significant environmental contamination including ground water contamination, has been discovered within the Airport Way Urban Renewal Area in Portland at the former ICN site, a medical manufacturing firm. ICN, which is no longer in existence, potentially discharged hazardous substances into wells which have contaminated the ground water. POC has orally advised Northwest II that it believes it is unlikely that Northwest II's property is contaminated.

     In 1983, Northwest II leased the Yakima site located at the intersection of I-82 and Rudkin Road just south of Yakima, Washington. The lease is for a term of 30 years. At the time of the building of additional rooms in 1990, the partnership entered into a second ground lease on adjacent property for a term of [ ] years.

     The Bremerton motel opened on October 23, 1983, the Portland motel on May 25, 1984 and the Yakima motel on September 14, 1984.

     The motels are of frame construction with stucco exteriors and tile roofs and have full fire alarm systems. In addition, the Portland motel is fully equipped with a fire protection sprinkler system. Heating and cooling is by individual room through wall heat pumps.

     The Bremerton facility occupies approximately 29,740 square feet, the Portland facility occupies approximately 31,900 square feet and the Yakima facility occupies approximately 39,190 square feet.

     A 33 room addition to the Yakima property opened for occupancy on January 15, 1991. Total cost of the addition (including furniture and fixtures) was $875,000.

LEGAL PROCEEDINGS

     Northwest II is not party to any material legal proceedings.

MARKET FOR THE REGISTRANT'S SECURITIES AND RELATED SECURITY HOLDER MATTERS

     Units are owned of record by approximately 900 investors. There is no established public trading market for the Units and no significant transactions in Units have occurred since the original offering of Units. Because of this, Northwest II is unable to determine a fair market value for the Units based on market price.

     Distributions of cash to the Unitholders totaled $405,200 in 1997, $616,281 in 1996, and $1,174,026 during 1995.

SELECTED FINANCIAL DATA OF NORTHWEST II

     For the years ended December 31, 1995, 1996, and 1997:

                                                                  1995              1996              1997
                                                                  ----              ----              ----
     Total Sales                                            $3,277,174        $3,500,148        $3,132,920
     Net Income (Loss)                                      $  705,904        $1,006,899        $  692,709
     Net Income per Unit                                    $   172.47        $   211.22        $   145.31
     Total Assets**                                         $4,391,793        $3,986,972        $3,641,686
     Long-Term Debt                                         $3,988,018        $3,181,870        $2,725,565
     Cash Distribution Per Unit                             $   289.74        $   152.09        $   100.00

     **Net of amortization and depreciation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     At December 31, 1997, 1996, and 1995, Northwest II's current assets exceeded its current liabilities by $161,512, $229,578, and $540,908 respectively resulting in the current ratios noted below. The variance in total current assets is largely attributable to the relative cash position of Northwest II at December 31. Cash balances have declined each year as accrued property management fees have been paid.

     The interest rate on Northwest II's long term debt is tied to a treasury bill index plus 3.5%. The effective rate at December 31, 1997 was 9.00%, the same as 1995 and lower than the 9.38% effective rate in 1996. The long term interest rate on debt encumbering the Portland property is variable at 1% plus the Lenders Prime Rate. The effective interest rate on this debt at December 31, 1997 is 9.06%, slightly lower than the 9.25% rate at December 31, 1996.

     The interest rate on the long term loan funding the Yakima addition is variable based on the treasury bill index plus 2.5% per annum, but was fixed through December 31, 1997 at 10.25% per annum.

BALANCE SHEET DATA

FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997:

                                                                          1995               1996           1997
                                                                          ----               ----           ----
     Current Assets.....................................              $885,576           $641,740       $468,690
     Current Liabilities................................              $344,668           $412,162       $307,178
     Current Ratio......................................                2.57:1             1.56:1         1.53:1

     At December 31, 1997, the Bremerton motel had completed its fourteenth full year of operation.

     Portland and Yakima completed their thirteenth full year of operations.

     Comparative operational statistics follow:

                                                                          1995               1996           1997
                                                                          ----               ----           ----
     Bremerton
          Occupancy.....................................                    64%                84%            54%
          Rented rooms..................................                18,028             23,671         15,277
          Gross room rate*..............................               $ 44.22            $ 42.00        $ 46.25

     Portland
          Occupancy.....................................                    82%                86%            82%
          Rented Rooms..................................                23,649             25,055         24,282
          Gross room rate*..............................               $ 55.66            $ 56.80        $ 59.34

     Yakima
          Occupancy.....................................                    72%                64%            58%
          Rented Rooms..................................                24,860             22,115         20,264
          Gross room rate*..............................               $ 46.81            $ 48.15        $ 48.41

     Total
          Occupancy.....................................                    73%                77%            65%
          Rented rooms..................................                66,537             70,841         59,823
          Gross room rate*..............................               $ 49.25            $ 49.41        $ 52.37

     *"Gross Room Rate" is defined as total room revenue divided by total rooms sold.

     Total 1997 room sales revenue decreased $367,228 to $3,132,920 from $3,500,148 in 1996 and $3,277,174 in 1995. Total rented rooms mirrored the drop in revenue and decreased from 70,841 in 1996 to 59,823 in 1997, a decrease of 11,018 rented rooms and 6,714 lower than 1995 levels. The majority of the decrease is due to the lack of Navy contract business in Bremerton this year. Total room revenues decreased by 10%, of which the lack of Navy contract in Bremerton accounted for 80% of the decrease. Gross room rates increased 6% to $52.37 per room in 1997 compared to $49.41 in 1996 and $49.25 in 1995.

     Net income in 1997 decreased $314,190 to $692,709 down from a high of $1,006,899 in 1996 but in line with 1995 net income of $705,904. The decrease is consistent with the decrease in revenues.

     Direct operating expenses in 1997 decreased $21,609 to $1,094,059 down from $1,115,668 in 1996 and 6% lower than 1995 levels. The majority of the decrease is due to decreased supplies and maintenance expenditures. Significant renovations were completed at the Bremerton, Portland and Yakima motels which resulted in increased supplies and maintenance expenses in 1998.

SELECTED QUARTERLY FINANCIAL DATA OF NORTHWEST II

     For the quarters ended March 31, June 30, and September 30, 1998:

                                                         MARCH 31, 1998      JUNE 30, 1998     SEPT. 30, 1998
                                                         --------------      -------------     --------------
    Total Sales                                            $  699,213         $  874,112         $  981,386
    Net Income (Loss)                                      $  (14,182)        $  257,001         $  152,962
    Net Income (Loss) per Unit                             $    (3.50)        $    63.43         $    37.75
    Total Assets**                                         $3,490,002         $3,604,242         $3,445,392
    Long-Term Debt                                         $2,301,402         $2,390,168         $2,445,805
    Cash Distribution Per Unit                             $    25.00         $    25.00         $    37.50

     **Net of amortization and depreciation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE FIRST THREE QUARTERS OF 1998.

     As in the past, Northwest II experienced lower occupancy levels in the first three months of the year. In addition, the Bremerton motel underwent a $90,000 renovation in the first quarter of 1998 resulting in increased supplies and maintenance expenditures that flowed through to the bottom line.

     Current ratios showed steady improvement throughout the year as current assets exceeded current liabilities by $30,146, $140,284, and $161,512 in the first, second, and third quarters of 1998 respectively. Accounts payable decreased sharply from the first to third quarters as renovation expenses for the Bremerton property were paid. In addition, accrued property management fees totaling $350,000 in the first quarter have been paid in full at September 30, 1998.

     The Bremerton property followed a strong second quarter with a strong month of September helping to boost third quarter results. The Portland motel remains steady while the Yakima motel retreated slightly in the third quarter.

QUARTERLY BALANCE SHEET DATA

     For the quarters ended March 31, June 30, and September 30, 1998:

                                                 MARCH 31, 1998         JUNE 30, 1998       SEPTEMBER 30, 1998
                                                 --------------         -------------       ------------------
     Current Assets                                    $356,996              $511,226                 $390,470
     Current Liabilities                               $326,850              $370,942                 $365,549
     Current Ratio                                       1.09:1                1.38:1                   1.07:1

     Total sales for the third quarter of 1998 were $981,386, an increase of $107,274 from second quarter 1998 and $282,173 higher than the first three months of the year.

     As in the past, occupancy figures and, in turn, revenue figures are significantly lower in the first quarter of the year.

     Average occupancy figures posted strong gains in the third quarter helping to boost total room revenues.

     Renovations at the Bremerton and Yakima motels in the first and third quarters resulted in unusually high supplies and maintenance expenses in those periods.

     Indirect operating expenses remain relatively flat with increases in advertising, property and business tax expense accounting for much of the $22,692 increase from the first to third quarter of 1998.

     Property management and franchise fee expenses parallel room revenue in their steady increase from the first through third quarters.

     Nationwide the Super 8 motel chain continues to grow, increasing the name familiarity of the chain.

          AS OF DECEMBER 31,                   NUMBER OF SUPER 8 MOTELS                       INCREASE
          ------------------                   ------------------------                       --------
                 1997                                    1,614                                   122
                 1996                                    1,492                                    92
                 1995                                    1,400                                   180

          AS OF DECEMBER 31,                   NUMBER OF SUPER 8 MOTELS                       INCREASE
          ------------------                   ------------------------                       --------
                 1994                                    1,220                                   159
                 1993                                    1,060                                   119
                 1992                                      941                                    78

     The Super 8 "Superline" national reservation system and "VIP Club" (approximately 5,000,000 members) continue to be improved.

     Distributions paid to limited partners in 1995 aggregated $1,174,026, which equaled the per-Unit amount necessary to pay to the limited partners a 10% cumulative return on their investment from the final closing of the offering of Units on May 5, 1984. Subsequently, on January 31, 1996, limited partners were paid amounts, which varied by partner, necessary to pay that partner a 10% return on their investment from the date of their investment (or, if later, the initial breaking of the escrow established in connection with the offering on January 12, 1983) until the closing of the offering on May 5, 1984.

     Prior to 1985, Northwest II had been accruing the property management fees of each motel. Even though the obligation to pay those fees existed, the terms of the limited partnership agreement of Northwest II did not allow them to be paid until such time as the limited partners had received a cumulative annual 10% return on their adjusted capital investment. In previous filings with the SEC, and in Northwest II's prior years of financial statements, Northwest II's accounting policy regarding these fees was to expense them when paid (instead of when earned) and to not accrue unpaid property management fees as a liability on the face of the balance sheet.

     In 1994, Northwest II changed its accounting policy for property management fees to reflect, on Northwest II's income statement, the expense when the obligation to pay the fee was incurred and to accrue the corresponding liability on the face of Northwest II's balance sheet. Thus, the financial information contained in this report conforms with that reporting position. Previously incurred but unpaid management fees totaled approximately $1,367,000 on December 31, 1995. Subsequent to that date, Northwest II has paid all unpaid management fees to date.

YEAR 2000 COMPLIANCE ISSUE

     Currently, equipment and software handle motel reservations and credit card approvals provided respectively by Super 8 Motels, Inc. and the individual banking institutions with which the properties do business. Currently, property accounting (with the exception of call accounting) is completed manually. Pursuant to the POWER-UP program being designed, instituted and paid for by Super 8 Motels, Inc., all motels will be provided a PC-based Property Management System which integrates all reservations, credit card approvals, call accounting, security and motel accounting into a single system.

     This fully integrated system is to be in place at every motel within the Super 8 System by the third quarter of 1999. The equipment and software is new and has been designed and developed by the Franchisor, and the franchisee will be required to utilize it. Northwest II has been assured by Super 8 Motels, Inc. that the total system will be year 2000 compliant. The total cost of this conversion, which may be borne by the motels owned by Northwest II, should not exceed $5,000 per motel.

     Internally, the general partner of Super 8 Motels Northwest II and Peninsula Management have undertaken the task of totally replacing the current corporate accounting system to ensure that it will fully integrate with the new Property Management System being installed by Super 8 Motels, Inc. It is anticipated that this conversion will be completed by the year end 1999. Part of the hardware and software will be provided by the POWER-UP initiative at no cost to the company. For those systems purchased by the general partner or affiliates, all software, hardware and systems vendors will be required to certify that their products are year 2000 compliant. The cost attributed to each motel in Northwest II for this conversion should not exceed $5,000 per motel.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The general partners of Northwest II are PGI and Gerald Whitcomb.

     Gerald Whitcomb, age 55, was educated at the University of Nebraska with majors in economics and business finance. Whitcomb earned his J.D. from the University of Nebraska in 1969, following which he practiced law until 1979. Since 1979, he has been involved in the management of PGI and its affiliates.

     Whitcomb is the principal organizer and stockholder of PGI and its subsidiaries. Whitcomb is the general partner of Northwest I. He is also a partner in Super 8 Motel Developers, which is general partner of Lacey, Northwest II, Juneau, Anchorage and Peninsula. Mr. Whitcomb is the managing partner of Tongass and Peninsula.

     PGI is a privately owned Washington corporation. It owns franchise rights for Super 8 Motels in Washington, Oregon and selected sites in Alaska.

     The officers and directors of PGI are as follows:

      NAME                                     AGE    OFFICE                                      TERM OF
                                                                                                  OFFICE
      Gerald L. Whitcomb                       54     Director, Treasurer and President           One year
      Maryanne Whitcomb                        50     Chairman, Secretary, and Executive Vice     One year
                                                      President
      Lawrence Knudsen                         56     Director and Executive Vice President       One year
      H. Samual Polack                         56     Executive Vice President                    One year
      Cortnae del Valle                        26     Director                                    One year
      Kelly M. Huarte                          23     Director                                    One year

EXECUTIVE COMPENSATION

     The general partner received no salary or bonus compensation from the Northwest II during the fiscal year ended December 31, 1997. See "Certain Relationships and Related Transactions," below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         TITLE                                 NAME                               PERCENT
         -----                                 ----                               -------
         General partners                      Gerald L. Whitcomb                     .1
                                               PGI                                    .9
         Limited partners                      900 various                          99.0
                                                                                   -----
                                                                                   100.0

     Gerald Whitcomb and Maryanne Whitcomb are the beneficial owners of all of the stock of PGI and also own four Units individually and four Units in trust for their children, in addition to Whitcomb's general partner interest. Kelly Huarte owns two Units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions between Northwest II and the general partners, PGI and Whitcomb, and between affiliates of the general partners are as follows:

         TRANSACTION                                           1995               1996               1997
         -----------                                           ----               ----               ----
         Purchases of supplies and equipment                 $266,673           $148,935           $182,941
         Administrative service fees                         $182,235           $191,324           $205,999
         Property management fees                            $168,112           $179,999           $162,328

     Northwest II has a management agreement with Peninsula Management to employ it for a period of 20 years as manager of the motels owned by Northwest II. The agreement provides for payment of a property management fee to the affiliate equal to 5% of Northwest II's gross revenues from motel operations in addition to reimbursement of certain out-of-pocket cost incurred by the affiliate in connection with management of the property. The 5% base fees are recorded as property management fees. The reimbursements of out-of-pocket costs are recorded as administrative service fees.

     Payment of property management fees is subordinated to receipt by Unitholders of a cumulative, pre-tax return on their adjusted capital investment of 10% per annum. This 10% was achieved during 1996. Accordingly, current year management fees of $162,328 and prior years' management fees totaling $349,048 were paid in 1997. The balance of unpaid management fees of $350,000 were paid in 1998.

         Management believes that these transactions were made on terms at least as favorable as could have been obtained from unaffiliated third parties.

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS....................................................................F-2

FINANCIAL STATEMENTS
    Balance Sheets as of December 31, 1996, 1997 and September 30, 1998 (unaudited)..................F-3
    Statements of Income for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited).......................F-5
    Statements of Changes in Partners' Equity for the years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1998 (unaudited).......................F-6
    Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited).......................F-7
    Notes to Financial Statements....................................................................F-8

REPORT OF INDEPENDENT ACCOUNTANTS


To the General and Limited Partners
Super 8 Motels Northwest II

We have audited the accompanying balance sheets of Super 8 Motels Northwest II as of December 31, 1997 and 1996, and the related statements of income, changes in partners' equity, and cash flows for the three years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of Northwest II's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Super 8 Motels Northwest II as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the three years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

MOSS ADAMS LLP

Tacoma, Washington
February 2, 1998

                           SUPER 8 MOTELS NORTHWEST II

                                  BALANCE SHEET


                                     ASSETS

                                                            DECEMBER 31,               SEPTEMBER 30, 1998
                                                ---------------------------------      ------------------
                                                    1996                 1997                UNAUDITED
                                                -----------           -----------           -----------
CURRENT ASSETS
     Cash ...............................       $   551,202           $   387,878           $   297,498
     Accounts receivable, trade .........            17,457                15,042                22,417
     Accounts receivable, affiliates ....             3,149                   -                     -
     Inventory ..........................            58,319                58,858                58,860
     Prepaid expenses ...................            11,613                 6,912                11,695
                                                -----------           -----------           -----------
         Total current assets ...........           641,740               468,690               390,470
                                                -----------           -----------           -----------

PROPERTY AND EQUIPMENT, at cost
     Land ...............................           714,301               714,301               714,301
     Buildings ..........................         4,097,107             4,097,107             4,097,106
     Equipment, furniture and fixtures...         1,241,326             1,242,261             1,244,306
                                                -----------           -----------           -----------
                                                  6,052,734             6,053,669             6,055,713
     Less accumulated depreciation ......        (2,738,663)           (2,906,997)           (3,023,487)
                                                -----------           -----------           -----------

         Total property and equipment....         3,314,071             3,146,672             3,032,226
                                                -----------           -----------           -----------

OTHER ASSETS
     Loan fees ..........................            26,375                26,375                26,375
     Franchise fees .....................            45,000                45,000                45,000
     Lease option costs .................             6,000                 6,000                 6,000
                                                -----------           -----------           -----------
                                                     77,375                77,375                77,375

     Less accumulated amortization ...              (46,214)              (51,051)              (54,679)
                                                -----------           -----------           -----------

         Total other assets ..........               31,161                26,324                22,696
                                                -----------           -----------           -----------

                                                $ 3,986,972           $ 3,641,686           $ 3,445,392
                                                ===========           ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                           SUPER 8 MOTELS NORTHWEST II
                                  BALANCE SHEET

                        LIABILITIES AND PARTNERS' EQUITY

                                                                                          NINE MONTHS ENDED
                                                             DECEMBER 31,                 SEPTEMBER 30, 1998
                                                     ------------------------------       ------------------
                                                        1996                1997             (UNAUDITED)
                                                     ----------          ----------          ----------
CURRENT LIABILITIES
     Accounts payable, trade .................       $   47,021          $   17,862          $   26,298
     Accounts payable, affiliates ............           83,663              53,939              37,436
     Accrued expenses ........................          126,478             108,377             121,672
     Current portion of long-term debt .......          155,000             127,000             180,143
                                                     ----------          ----------          ----------

         Total current liabilities ...........          412,162             307,178             365,549
                                                     ----------          ----------          ----------

NONCURRENT LIABILITIES
     Long-term debt, net of current portion
       shown above ...........................        2,345,801           2,223,015           2,265,662
     Accrued rent under lease agreements .....          137,201             152,550             166,985
                                                     ----------          ----------          ----------

                                                      2,482,822           2,375,565           2,432,647
                                                     ----------          ----------          ----------

ACCRUED PROPERTY MANAGEMENT FEES .............          699,048             350,000             166,985
                                                     ----------          ----------          ----------

COMMITMENTS (Notes 7 and 9)

PARTNERS' EQUITY
     General partner's equity (deficiency)....           63,632              96,031             101,770
     Limited partners' equity (authorized,
         issued and outstanding
         4,052 Units) ........................          329,308             512,912             545,426
                                                     ----------          ----------          ----------

                                                        392,940             608,943             647,196
                                                     ----------          ----------          ----------

                                                     $3,986,972          $3,641,686          $3,445,392
                                                     ==========          ==========          ==========

Book value per Unit ..........................       $    96.97              150.28          $   159.72
                                                     ==========          ==========          ==========

   The accompanying notes are an integral part of these financial statements.

                           SUPER 8 MOTELS NORTHWEST II
                               STATEMENT OF INCOME

                                                                                             NINE MONTHS ENDED
                                                                DECEMBER 31,                   SEPTEMBER 30,
                                              ---------------------------------------     -------------------------
                                                 1995         1996           1997           1997            1998
                                             ----------     ----------     ----------     ----------     ----------
                                                                                         (UNAUDITED)     (UNAUDITED)
SALES
      Rooms .............................    $3,277,174     $3,500,148     $3,132,920     $2,487,308     $2,474,512
      Other .............................        85,069         99,682        113,201         85,346         80,199
                                             ----------     ----------     ----------     ----------     ----------
                                              3,362,243      3,599,830      3,246,121      2,572,654      2,554,711
                                             ----------     ----------     ----------     ----------     ----------
DIRECT OPERATING EXPENSES
      Payroll and related expenses ......       654,913        660,323        659,424        508,128        518,682
      Supplies and maintenance ..........       292,889        224,116        212,780        177,101        418,178
      Utilities .........................       187,831        195,160        191,653        146,296        146,386
      Other .............................        33,800         36,069         30,202         22,386         25,919
                                             ----------     ----------     ----------     ----------     ----------
                                              1,169,433      1,115,668      1,094,059        853,911      1,109,165
                                             ----------     ----------     ----------     ----------     ----------
INDIRECT OPERATING EXPENSES
      Taxes (principally property taxes)
      and fees ..........................       144,931        147,424        148,799         66,750         64,679
      Advertising and promotion .........       126,888         82,104         83,566         35,622         37,853
      Bank and credit card charges ......        47,000         44,493         45,411         27,295         28,376
      Insurance .........................        38,604         37,721         36,541        112,073         99,079
      Other .............................        22,660         14,731         12,584          9,710          6,919
                                             ----------     ----------     ----------     ----------     ----------
                                                380,083        326,473        326,901        251,450        236,906
                                             ----------     ----------     ----------     ----------     ----------
ADMINISTRATIVE AND GENERAL EXPENSES
      Administrative service fees .......       182,235        191,324        205,999        155,665        131,078
      Property management fees ..........       168,112        179,999        162,328         99,492         98,980
      Franchise fees ....................       131,938        139,654        125,294        128,633        127,736
      Professional services .............        36,257         42,279         37,949         24,525         23,520
      Other .............................        25,260         26,682         36,561         24,092         23,375
                                             ----------     ----------     ----------     ----------     ----------
                                                543,802        579,938        568,131        432,407        404,689
                                             ----------     ----------     ----------     ----------     ----------
FIXED CHARGES
      Interest expense ..................       246,505        244,594        238,831          3,628          3,628
      Depreciation ......................       174,683        170,833        168,334        127,896        116,490
      Current Lease .....................       137,591        143,153        146,580        172,682        167,906
      Deferred Lease ....................        18,251         15,983         15,529        109,725        111,091
      Amortization ......................         4,838          4,838          4,838         11,647         14,435
                                             ----------     ----------     ----------     ----------     ----------
                                                581,868        579,401        574,112        425,578        413,550
                                             ----------     ----------     ----------     ----------     ----------

INCOME FROM OPERATIONS ..................       687,057        998,350        682,918        609,308        390,401
OTHER INCOME ............................        18,847          8,549          9,791          7,034          5,380
                                             ----------     ----------     ----------     ----------     ----------

NET INCOME ..............................    $  705,904     $1,006,899     $  692,709     $  616,342     $  395,781
                                             ==========     ==========     ==========     ==========     ==========
NET INCOME PER LIMITED
      PARTNERSHIP UNIT ..................    $   172.47     $   211.22     $   145.31     $   129.29     $    83.02
                                             ==========     ==========     ==========     ==========     ==========

EARNINGS TO FIXED CHARGES ...............    $   1.21:1     $   1.74:1     $   1.21:1     $   1.45:1     $    .96:1
                                             ==========     ==========     ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                           SUPER 8 MOTELS NORTHWEST II
                    STATEMENTS OF CHANGES IN PARTNERS' EQUITY
                     YEAR ENDED DECEMBER 31, 1996 AND 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                General         Limited
                                                Partner         Partner          Total
                                              -----------     ----------      -----------

BALANCE, December 31, 1995 ..............      $(30,618)       $  89,725       $   59,107
      Distributions paid ................       (56,785)        (616,281)        (673,066)
      Net income ........................       151,035          855,864        1,006,899
                                               --------        ---------       ----------

BALANCE, December 31, 1996 ..............        63,632          329,308          392,940
      Distributions paid ................       (71,506)        (405,200)        (476,706)
      Net income ........................       103,905          588,804          692,709
                                               --------        ---------       ----------

BALANCE, December 31, 1997 ..............        96,031          512,912          608,943

      Distributions Paid ................       (53,628)        (303,900)        (357,528)
      Net Income ........................        59,367          336,414          395,781
                                               --------        ---------       ----------
Balance, September 30, 1998 (Unaudited)..      $101,770        $ 545,426       $  647,196
                                               ========        =========       ==========




   The accompanying notes are an integral part of these financial statements.

                           SUPER 8 MOTELS NORTHWEST II
                             STATEMENT OF CASH FLOWS

                                                                                                          NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                        -----------------------------------------    --------------------------
                                                             1995          1996         1997             1997          1998
                                                        -----------    -----------    -----------    -----------    -----------
                                                                                                     (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
      Revenues and other income received in cash .....  $ 3,349,353    $ 3,666,580    $ 3,261,475    $ 2,583,010    $ 2,552,716
      Operating expenses paid in cash ................   (2,039,115)    (2,770,299)    (2,553,719)    (2,006,169)    (2,210,422)
      Interest paid ..................................     (244,550)      (244,360)      (242,652)      (172,582)      (168,892)
                                                        -----------    -----------    -----------    -----------    -----------
           Net cash provided by operating activities .    1,065,688        651,921        465,104        404,159        173,402
                                                        -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment ............           --        (23,550)          (936)          (934)        (2,044)
      Proceeds from sale of asset ....................           --          3,000             --             --             --
                                                        -----------    -----------    -----------    -----------    -----------

           Net cash used in investing activities .....           --        (20,550)          (936)          (934)        (2,044)
                                                        -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from loan .............................      129,580             --             --             --             --
      Principal payments on long-term debt ...........      (95,912)      (141,019)      (150,786)      (106,847)       (95,790)
      Payment of loan fees ...........................       (2,500)            --             --             --             --
      Distributions to:
           Limited partners ..........................   (1,174,026)      (616,281)      (405,200)      (303,900)      (303,900)
           General partner ...........................      (11,858)       (56,785)       (71,506)       (53,628)       (53,628)
                                                        -----------    -----------    -----------    -----------    -----------

           Net cash used in financing activities .....   (1,154,716)      (814,085)      (627,492)      (464,735)      (261,738)
                                                        -----------    -----------    -----------    -----------    -----------

NET DECREASE IN CASH AND
CASH EQUIVALENTS .....................................      (89,028)      (182,714)      (163,324)       (61,150)       (90,380)

CASH AND CASH EQUIVALENTS,
      beginning of year ..............................      822,944        733,916        551,202        551,202        387,878
                                                        -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, end of year ...............  $   733,916    $   551,202    $   387,878    $   490,052    $   297,498
                                                        ===========    ===========    ===========    ===========    ===========

RECONCILIATION OF NET INCOME TO
      NET CASH PROVIDED BY OPERATING
      ACTIVITIES
      Net income .....................................  $   705,904    $ 1,006,899    $   692,709    $   616,342    $   395,781
                                                        -----------    -----------    -----------    -----------    -----------
      Adjustments to reconcile net income to net cash
           provided by operating activities:
      Depreciation and amortization ..................      179,521        175,671        173,172        131,524        120,118
      Lease expense-deferred .........................       18,251         15,983         15,529          5,771         14,435
      Loss on sale of asset ..........................           --          5,864             --             --             --
      Change in assets and liabilities
           Accounts receivable .......................      (31,737)        58,201          5,564          3,332         (7,375)
           Inventory .................................       13,049           (466)          (539)            --             (2)
           Prepaid expenses ..........................       18,583          3,387          4,701         (6,878)        (4,783)
           Accounts payable ..........................      (15,454)        43,892        (58,883)        18,423         (8,067)
           Accrued expenses ..........................        9,459         10,602        (18,101)       (15,297)        13,295
           Accrued management fees ...................      168,112       (668,112)      (349,048)      (349,048)      (350,000)
                                                        -----------    -----------    -----------    -----------    -----------
                                                            359,784       (354,978)      (227,605)      (212,183)      (222,379)
                                                        -----------    -----------    -----------    -----------    -----------

NET CASH PROVIDED BY OPERATING
      ACTIVITIES .....................................  $ 1,065,688    $   651,921    $   465,104    $   404,159    $   173,402
                                                        ===========    ===========    ===========    ===========    ===========




   The accompanying notes are an integral part of these financial statements.

                           SUPER 8 MOTELS NORTHWEST II
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - PARTNERSHIP OPERATIONS

Super 8 Motels Northwest II is a Washington limited partnership. Northwest II owns and operates three motels: one in Bremerton, Washington; one in Portland, Oregon; and one in Yakima, Washington.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS - Cash equivalents are investments with maturity at date of purchase of three months or less.

INVENTORY - Inventory consists of various operating supplies which have been valued at cost.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and are depreciated using straight-line and accelerated methods over estimated useful lives as follows:

                                                          Years
                                                          -----
        Land improvements                                   28
        Buildings                                     7, 15, and 30
        Equipment, furniture and fixtures                5 and 7


Expenditures for maintenance and repairs and minor renewals and betterments are charged to expense when incurred. Renewals and betterments which extend the lives of the assets involved, if material in amount, are capitalized.

LOAN FEES - Loan fees incurred in connection with financing for the Yakima property are amortized over the term of the loan of 10 years.

FRANCHISE FEES AND LEASE OPTION COSTS- Initial franchise fees and lease option costs are stated at cost; amortization of these amounts is being provided using the straight-line method over 20 and 30 years, respectively.

ACCRUED VACATION - It is Northwest II's policy to expense vacation pay as paid rather than as earned as required by generally accepted accounting principles. The effect upon the financial statements is not significant.

INCOME TAXES - No provision has been made in the accompanying financial statements for federal or state income taxes as taxable income or loss of Northwest II is allocated to and included in the taxable income of the partners. See Note 5 for additional discussion.

INCOME PER LIMITED PARTNERSHIP UNIT - Net income per limited partnership unit Unit is computed by dividing the limited partners' share of net income by the limited partners' Units outstanding for each year.

                           SUPER 8 MOTELS NORTHWEST II
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK - Northwest II has bank deposits in excess of federal deposit insurance limits. Northwest II's management does not anticipate any adverse effect on its financial position resulting from the credit risk.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL INFORMATION - The unaudited financial statements at September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the nine months ended September 30, 1997 and 1998 are not necessarily indicative of results to be expected for the full year or for any other interim period.


NOTE 3 - DISTRIBUTIONS AND ALLOCATIONS OF PROFITS AND LOSSES

DISTRIBUTIONS - Under The partnership agreement, on a quarterly basis, the general partner determines the amount, if any, of cash available for distribution and distributes cash as follows:

o 1% to the general partner and 99% to the limited partners until the limited partners have received a cumulative pretax return on their adjusted capital investment equal to 10% per year through the end of Northwest II year for which the distribution is being made, then:

o Any remaining cash will be distributed 15% to the general partner and 85% to the limited partners.

Distributions paid to the partners in 1995 aggregated $1,174,026, which equaled a per-Unit amount necessary to pay to the limited partners a 10% cumulative return on their investment from the final closing of the offering of Units on May 5, 1984. Subsequently the limited partners were paid amounts, which varied by partner, necessary to pay that partner a 10% return on their investment from the date of their investment (or, if later, the initial breaking of the escrow established in connection with the offering on January 12, 1983) until the closing of the offering on May 5, 1984.

PROFIT AND LOSSES - Profits and losses are allocated 1% to the general partner and 99% to the limited partners until the limited partners have received a cumulative pretax return of 10% per year on their adjusted capital investment; and thereafter, 15% to the general partner and 85% to limited partners.

                          SUPER 8 MOTELS NORTHWEST II
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 4 - LONG-TERM DEBT

           Long-term debt at December 31, 1996 and 1997 consists of the following:

                                                                                 1996                1997
                                                                               ----------          ----------
o  Note payable to bank, collateralized by assignment of land lease and other property; interest rate is variable and is adjusted annually based on a treasury bill index plus 3.5%; payable in variable monthly installments which is currently $18,826 including interest; due August 2009. The interest rate at December 31, 1997 is 9%.
                                                                               $1,708,349          $1,634,802

o  Note payable to bank, collateralized by assignment of land lease and other property; interest rate is variable and is adjusted annually based upon a treasury bill index plus 2.5%; payable in monthly installments of $8,308, including interest; due February
   2001. The interest rate at December 31, 1997 is 10.25%.
                                                                                  725,377             700,248

o  Line of credit, collateralized by real property; interest rate is variable at 1% plus lender's prime rate, currently payable in monthly installments of $4,167 plus interest, due January 2000. The interest rate at December 31, 1997 is 9.06%.
                                                                                   67,075              14,965
                                                                               ----------          ----------

                                                                                2,500,801           2,350,015
Less current portion                                                              155,000             127,000
                                                                               ----------          ----------
                                                                               $2,345,801          $2,223,015
                                                                               ==========          ==========

                           SUPER 8 MOTELS NORTHWEST II
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 4 - LONG-TERM DEBT (CONTINUED)

Based on the December 31, 1997 interest rates, principal payments required on these notes during each of the next five years and thereafter are as follows:

                  1998                                          $    127,000
                  1999                                               123,000
                  2000                                               134,000
                  2001                                               153,000
                  2002                                               162,000
               Thereafter                                          1,651,015
                                                                ------------
                                                                $  2,350,015
                                                                ============


NOTE 5 - INCOME TAXES

The cost of certain assets and the amount of certain expenses reported for federal income tax purposes are different from the amounts reported under generally accepted accounting principles in the accompanying financial statements. The differences arise primarily from:

o Depreciating the buildings for financial reporting purposes using the straight-line method over a 30 year life, and for federal income tax purposes using the straight-line method over 15, 18, or 31.5 year life.

o Depreciating furniture and equipment for financial reporting purposes using accelerated and straight-line methods over a 5 or 7 year life, and for federal income tax purposes using the accelerated cost recovery method or the modified accelerated cost recovery method over a 5 or 7 year life.

o Amortizing capitalized interest for federal income tax purposes using a 10 year life and for financial reporting purposes amortizing it over the life of the building.

o Deducting sales tax incurred prior to 1987 on property and equipment acquisitions as an expense for federal income tax purposes and capitalizing it for financial reporting purposes.

                           SUPER 8 MOTELS NORTHWEST II
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 5 - INCOME TAXES (CONTINUED)

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax reporting purposes:

                                                             1995           1996           1997
                                                          -----------    -----------    -----------
Net income as shown in the statement of income
                                                          $   705,904    $ 1,006,899    $   692,709
Additional depreciation and amortization for income tax
     purposes                                                 (41,488)       (38,785)       (40,965)
Accrued (paid) property management fees                       168,112       (668,112)      (349,048)
Lease expense- deferred                                        18,251         15,983         15,529
Other                                                           7,569          6,652          4,148
                                                          -----------    -----------    -----------
Net income for federal income tax reporting purposes      $   858,348    $   322,637    $   322,373
                                                          ===========    ===========    ===========


NOTE 6 - RELATED PARTY TRANSACTIONS

Transactions between Northwest II and the general partners, The Peninsula Group, Inc. (formerly named Super 8 Motels Northwest, Inc.) and Gerald L. Whitcomb, and between affiliates of the general partners are as follows:

                                              1995           1996            1997
                                           --------        --------        --------

Purchases of supplies and equipment        $266,673        $148,935        $182,941
Administrative service fees                $182,235        $191,324        $205,999
Property management fees                   $168,112        $179,999        $162,328


Northwest II has a management agreement with an affiliate of the general partners to employ the affiliate for a period of 20 years as manager of the motels owned by Northwest II. The agreement provides for payment of a property management fee to the affiliate equal to 5% of Northwest II's gross revenues from motel operations in addition to reimbursement of certain out-of-pocket cost incurred by the affiliate in connection with management of the property. The 5% base fees are recorded as property management fees. The reimbursements of out-of-pocket costs are recorded as administrative service fees.

Payment of property management fees is subordinated to receipt by the limited partners of a cumulative, pretax return on their adjusted capital investment of 10% per annum. This 10% was achieved during 1996. Accordingly, current year management fees of $162,328 and prior years' management fees totaling $349,048 were paid in 1997. The balance of unpaid management fees of $350,000 will be paid only as sufficient operational cash flow is experienced.

NOTE 7 - COMMITMENTS

FRANCHISE AGREEMENTS - Northwest II has purchased franchise rights to provide motel services to the general public using a system commonly known as Super 8 Motels. An initial franchise fee of $15,000 was paid for each motel and Northwest II is committed to pay additional fees equal to 4% of gross room revenue for the 20 year term of the respective agreements. In addition, 1% of

                           SUPER 8 MOTELS NORTHWEST II
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

gross room revenue is remitted to Super 8 Motels for advertising and participation in the national reservation system. This amount is included in advertising and promotion.

LEASE COMMITMENTS - Northwest II leases the land upon which the Bremerton and Yakima motels are located under three operating leases with initial lease terms of 36, 30, and 24 years.

The Bremerton and one of the Yakima land leases provide for adjustment of the minimum rent ranging from one to three years by a factor based on changes in the consumer price index.

The remaining Yakima land lease provides for adjustment of the minimum rent annually by a factor of 5%. This lease requires fixed minimum payment escalations over the lease term. Generally accepted accounting principles require Northwest II to recognize lease expense on a straight-line basis over the term of each lease. As a result, lease expense is presently greater than cash lease payments. Cash lease payments are captioned "lease expense- current" in the statement of operations. Noncash lease expense is captioned "lease expense- deferred" in the statement of income. In the balance sheet under noncurrent liabilities, "accrued rent under lease agreements" reflects accrual of noncash lease expense. This accrued rent will not begin to be paid until 2004.

Minimum lease payments based on current rents are as follows:

              1998                              $    149,928
              1999                                   154,514
              2000                                   158,168
              2001                                   162,081
              2002                                   168,734
           Thereafter                              2,720,181
                                                ------------

                                                $  3,513,606
                                                ============


NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

CASH AND CASH EQUIVALENTS - The carrying amount approximates fair value because of the short-term maturity of those instruments.

LONG-TERM DEBT - The carrying amounts of Northwest II's borrowings under its long-term revolving credit agreement and notes payable approximate fair value.

NOTE 9 - YEAR 2000 COMPLIANCE

     Currently, motel reservations and credit card approvals are handled by equipment and software provided respectively by Super 8 Motels, Inc. and the individual banking institutions with which the properties do business. Currently, internal accounting (with the exception of call accounting) is completed manually. Pursuant to the POWER-UP program being designed, instituted, and paid for by Super 8 Motels, Inc. all motels will be provided a PC-based Property Management System which integrates all reservations, credit card approvals, call accounting, security, and motel accounting into a single system.

                           SUPER 8 MOTELS NORTHWEST II
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

     This fully integrated system is to be in place at every motel within the Super 8 System by the third quarter of 1999. The new equipment and software have been designed and developed by the franchisor, and the franchisee will be required to utilize it. Northwest II has been assured by Super 8 Motels, Inc. that the total system will be year 2000 compliant. The total cost of this conversion, which may be borne by the motels owned by Northwest II, should not exceed $5,000 per motel.

     Internally, the general partner and the affiliated management company have undertaken the task of totally replacing the current corporate accounting system to ensure that it will fully integrate with the new Property Management Systems being installed by Super 8 Motels, Inc. It is anticipated that this conversion will be completed by year end 1998. Part of the hardware and software will be provided by the POWER-UP initiative at no cost to the Company. For those systems purchased by the general partner or affiliates, all software, hardware, and systems vendors will be required to certify that their products are year 2000 compliant. The cost attributed to each motel in Northwest II for this conversion should not exceed $5,000 per motel.

     NOTE 10- NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is required to be adopted for annual periods beginning after December 15, 1997 and interim periods beginning in fiscal year 1999. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in an annual financial statements and requires that those companies report information about segments in interim financial reports issued to shareholders. The partnership's management believes this new standard will not have significant effect on the partnership's financial position or results of operations.

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The partnership's management believes that implementation of this new standard will not have a significant effect on its financial position or results of operations.

     In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. The partnership's management believes that the adoption of this new standard will not have a significant effect on its financial position or result of operations.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes new accounting and reporting standards requiring that all derivative instruments (including certain derivative

                           SUPER 8 MOTELS NORTHWEST II
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


     instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. This statement is effective for all fiscal years beginning after June 15, 1999. The partnership's management believes that the adoption of this new standard will not have a significant effect on its financial position or result of operations.

                                                                         ANNEX I



      AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement") dated as of December 31, 1998, among GERALD L. WHITCOMB ("Whitcomb") and THE PENINSULA GROUP, INC., a Washington corporation ("PGI"), (collectively, the "General Partner"), on behalf of SUPER 8 MOTELS NORTHWEST II, a Washington limited partnership ("NWII"), and COLUMBUS PROPERTIES L.L.C., a Washington limited liability company ("Columbus").

                                    RECITALS

      WHEREAS, NWII has heretofore issued limited partnership units (the "Units"), each representing limited partner interests in NWII;

      WHEREAS, Whitcomb and PGI are NWII's general partners;

      WHEREAS, NWII wishes to merge with and into Columbus (the "Merger") pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding Unit will be converted into the right to receive $1,343.00 (the "Merger Consideration");

      WHEREAS NWII has retained the services of Ragen McKenzie Incorporated to render its opinion as to the fairness of the Merger Consideration to the holders of the Units (the "Unitholders") from a financial point of view;

      WHEREAS, the General Partner has also retained the services of McKee & Schalka, an MAI Appraiser to appraise the real property and/or leasehold interests owned by NWII;

      WHEREAS, the General Partners, on behalf of NWII, have duly approved this Agreement and the Merger pursuant hereto; and

      WHEREAS, this Agreement and the Merger is to be submitted to the Unitholders for approval and adoption at a meeting of Unitholders called for such purpose (the "Merger Meeting") pursuant to Section 16.2 of the 1982 Certificate and Agreement of Limited Partnership of SUPER 8 MOTELS NORTHWEST II (the "Partnership Agreement").

      NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, agreements and conditions contained in this Agreement, the parties agree as follows.

                                   Article I

                                   The Merger

     1.1 The Merger. In accordance with and subject to (a) the provisions of this Agreement, (b) the Articles of Merger (as hereinafter defined), and (c) the Washington Uniform Limited Partnership Act (the "Washington Limited Partnership Act") and the Washington Limited Liability Company Act (the "Washington Limited Liability Company Act"), at the Effective Time (as hereinafter defined), NWII shall be merged with and into Columbus in the Merger.

As a result of the Merger, the separate existence of NWII shall cease and Columbus shall continue as the surviving company. Columbus is hereinafter sometimes referred to as the "Surviving Company."

     1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, Articles of Merger, a form of which is attached hereto as Exhibit A (the "Articles of Merger"), including the Plan of Merger, a form of which is attached hereto as Exhibit B (the "Plan of Merger") shall be duly executed and filed by NWII and Columbus on the Closing Date (as hereinafter defined) in the manner provided in Section 25.10.820 of the Washington Limited Partnership Act and Section 25.15.405 of the Washington Limited Liability Company Act. The Merger shall become effective at such time on the Closing Date as the Articles of Merger are filed with the Secretary of State of the State of Washington (or such later time as may be specified in the Articles of Merger) (the "Effective Time").

     1.3 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement shall have been abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Sections 7.1 and 7.2 hereof, the closing of the Merger (the "Closing") will take place at the earliest 10:00 a.m., Tumwater, WA. time, on the first Business Day (as hereinafter defined) occurring after the Merger Meeting (which shall occur after the passage of 20 business days from and after the mailing of the Proxy Statement (as defined below) to Unitholders) and at the latest on the last business day of the month in which the Merger Meeting occurs, or, if all of the conditions set forth in Section 7.1 and 7.2 hereof shall not have been satisfied (or waived in accordance with Section 9.2 hereof), at such later date and time which is agreed to in writing by the parties (the "Closing Date"). The Closing shall take place at the offices of NWII at 751 Terminal Street SW, Tumwater, Washington 98501, unless another place is agreed to by the parties. For purposes of this Agreement, "Business Day" shall mean any day except Saturday, Sunday or any day on which banks are generally not open for business in Tumwater, Washington.

     1.4 Effects of the Merger. The Merger shall, from and after the Effective Time, have the effects provided for in the Washington Limited Partnership Act and the Washington Limited Liability Company Act.

          (a) Conversion of Units. At the Effective Time, by virtue of the Merger and without any action on the part of NWII, Columbus, or any holder of any of the Units, each Unit that is issued and outstanding immediately prior to the Effective Time shall be canceled, extinguished and retired, and be converted into and become a right to receive, without interest, the Merger Consideration.

          (b) The Whitcombs' and PGI's Interests. Notwithstanding Section 1.4(a), at the Effective Time, by virtue of the Merger and without any action on the part of NWII, Columbus, Gerald L. or Maryanne Whitcomb, or PGI, any partnership interest (general or limited) in NWII owned by Gerald L. and/or

Maryanne Whitcomb or PGI shall be contributed to Columbus in exchange for units in Columbus.

     1.5 Payment.

          (a) From and after the Effective Time, such bank, trust or other stock transfer company as shall be selected by Columbus shall act as payment agent (the "Payment Agent") in effecting the payment of the Merger Consideration for Units pursuant to Section 1.4(a) hereof. At or before the Effective Time, Columbus shall deposit with the Payment Agent the aggregate Merger Consideration in trust for the benefit of the Unitholders. Promptly after the Effective Time, the Payment Agent shall mail to each record holder of Units a form of letter of transmittal and any other required forms (the "Transmittal Documents") (which shall specify that delivery shall be effected, and risk of loss and title to such Units shall pass, only upon delivery of the Transmittal Documents to the Payment Agent) and instructions for use in delivering the Transmittal Documents and receiving the Merger Consideration for each Unit owned by the Unitholder. Upon the surrender of such Transmittal Documents and the payment by the Payment Agent of the Merger Consideration in exchange therefor, the Units owned by such Unitholder shall forthwith be canceled. Until so surrendered and exchanged, the Units owned by such Unitholder shall represent solely the right to receive the Merger Consideration multiplied by the number of Units owned by such Unitholder, and the holder thereof shall have no rights whatsoever as a Unitholder of NWII or the Surviving Company. Upon the surrender of such Units, the holder shall receive such Merger Consideration, without any interest thereon. If any cash is to be paid to a name other than the name in which the Units surrendered in exchange therefor is registered, it shall be a condition to such payment that the person requesting such payment shall pay to the Payment Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the holder of the Units surrendered, or such person shall establish to the satisfaction of the Payment Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Payment Agent nor any party hereto shall be liable to a holder of Units for any Merger Consideration or other payments made to a public official pursuant to applicable abandoned property laws. The Surviving Company and the Payment Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to a holder of Units pursuant to the Merger any taxes or other amounts as are required by applicable law, including without limitation Sections 3406 and 1445 of the Internal Revenue Code of 1986. To the extent that amounts are so withheld by the Surviving Company or the Payment Agent, they shall be treated for all purposes of this Agreement as having been paid to the holder of the Units in respect of which such deduction and withholding was made.

          (b) Six (6) months after the Closing Date, the Surviving Company shall be entitled to the return of all amounts then held by the Payment Agent pursuant to Section 1.5(a) (including earnings thereon), and the Payment Agent's duties shall terminate. Thereafter, any holder of Units shall look only to the Surviving Company (subject to applicable abandoned property, escheat and similar laws) as a general creditor to receive in exchange therefor the Merger Consideration, without any interest thereon.

          (c) At and after the Effective Time, there shall be no transfers on the books of the Surviving Company of any Units. As of the Effective Time, each holder of a Unit which was converted into the right to receive cash pursuant to
Section 1.4(a) hereof shall be deemed to have withdrawn as a limited partner and shall have no further interest in NWII or the Surviving Company or any allocations or distributions of income, property or otherwise, other than the right to receive the Merger Consideration as provided in this Article I.

     1.6 Deregistration of Units. Following the Effective Time, the General Partner, on behalf of NWII, shall take all actions necessary to effect the deregistration of the Units with the Securities and Exchange Commission (the "Commission").

     1.7 Dissenters' Rights. Unitholders shall have dissenters' rights in connection with the Merger as set forth in Article 14 of Chapter 25.10 of the Revised Code of Washington.

                                   Article II

                             Approval of the Merger

     2.1 Actions of NWII and the General Partner.

          (a) The General Partner hereby consents to the Merger, agrees in all respects with the terms of this Agreement and, subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby. In connection therewith, pursuant to the Washington Limited Partnership Act and Article VI of the Partnership Agreement, by executing this Agreement, the General Partner, as the sole general partner of NWII, subject to the requisite approval of the Unitholders at the Merger Meeting, consents to and approves in all respects this Agreement and the transactions contemplated hereby (including, without limitation, the Merger) on behalf of NWII.

          (b) The General Partner shall submit this Agreement and the Merger to a vote by the Unitholders in person or by proxy, at the Merger Meeting to be held twenty (20) calendar days from and after the mailing of the Proxy Statement to the Unitholders.

     2.2 Proxy Statement. Promptly following the execution of this Agreement, NWII shall prepare (and Columbus shall cooperate in preparing) and as soon as reasonably practicable thereafter shall file with the Commission a preliminary proxy statement with respect to the Merger. Subject to compliance with the rules and regulations of the Commission, NWII shall thereafter file with the

Commission and mail to Unitholders a definitive proxy statement with respect to the Merger (the "Proxy Statement"). The term "Proxy Statement" shall mean such Proxy Statement at the time it initially is mailed to the Unitholders and all amendments or supplements thereto, if any, similarly filed and mailed. Columbus and NWII each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.

                                  Article III

                   Representations and Warranties of Columbus

      Columbus represents and warrants at the date hereof to NWII and the General Partner as follows:

     3.1 Organization and Qualification. Columbus is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Washington, with the requisite power and authority to carry on its respective business as now conducted. Columbus is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on Columbus. Copies of the certificate of formation and operating agreement of Columbus (such documents, the "Columbus Organizational Documents") previously delivered to NWII and the General Partner are accurate and complete as of the date hereof.

     3.2 Authority Relative to this Agreement. Columbus has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Columbus and the consummation by Columbus of the transactions contemplated hereby have been duly authorized by Columbus' managers and members as necessary and no other action or proceeding on the part of Columbus is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Columbus and constitutes a valid and binding obligation of Columbus, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.3 Compliance.

          (a) Neither the execution and delivery of this Agreement by Columbus, nor the consummation of the transactions contemplated hereby nor compliance by Columbus with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Columbus under any of the terms, conditions or provisions of (x) the Columbus Organizational Documents (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it or any of its properties or assets, may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Columbus or any of its properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which in the aggregate, would not have a material adverse effect on the transactions contemplated hereby or on the condition (financial or other), business or operations of Columbus (a "Material Adverse Effect on Columbus").

          (b) Other than in connection with or in compliance with the provisions of the Washington Limited Partnership Act, the Washington Limited Liability Company Act, the Exchange Act or "blue sky" laws ("Blue Sky Laws") or other similar statutes and regulations, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by Columbus of the transactions contemplated by this Agreement, except where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals would not, in the aggregate, have a Material Adverse Effect on Columbus.

     3.4 Documents and Information. The information supplied by Columbus expressly for inclusion in the Proxy Statement shall not, (i) at the time of the mailing thereof and (ii) at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5 Financing. Columbus has obtained a commitment letter from U.S. Bank (the "Commitment"), subject to customary conditions, to lend Columbus sufficient funds to consummate the Merger and to pay the Merger Consideration to the Unitholders.

                                   Article IV

         Representations and Warranties of NWII and the General Partner

     NWII and the General Partner represent and warrant at the date hereof to Columbus as follows:

     4.1 Organization and Qualification. NWII is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Washington and has the requisite power and authority to carry on its business as it is now being conducted. A copy of the Partnership Agreement (the "Organizational Documents of NWII") which has heretofore been delivered to Columbus is accurate and complete as of the date hereof.

     4.2 Authority Relative to this Agreement. Subject to approval of this Agreement and the transactions contemplated herein by Unitholders owing in the aggregate at least sixty-six percent (66%) of the issued and outstanding Units ("Unitholder Approval") at the Merger Meeting, NWII and the General Partner have the requisite power and authority to enter into this Agreement and to perform their obligations hereunder. Subject to Unitholder Approval, the execution, delivery and performance of this Agreement by NWII and the General Partner and the consummation by NWII and the General Partner of the transactions contemplated hereby have been duly authorized by NWII and the General Partner and no other action or proceeding on the part of NWII or the General Partner is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Subject to Unitholder Approval, this Agreement has been duly executed and delivered by NWII and the General Partner and constitutes a valid and binding obligation of NWII and the General Partner, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     4.3 Capitalization. As of the date hereof, there are four thousand fifty-two (4,052) Units issued and outstanding. All such Units have been validly issued. Other than such Units and the General Partner's general partnership interest, there are no equity securities of NWII authorized or outstanding, and, no outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which NWII is a party or may be bound, requiring the issuance or sale of any Units or other equity securities of NWII or securities or rights convertible into or exchangeable for such Units or other equity securities of NWII, and there are no contracts, commitments, understandings or arrangements by which NWII is or may become bound to issue additional Units or other equity securities of NWII or options, warrants or rights to purchase or acquire any additional Units or other equity securities or securities convertible into or exchangeable for such Units or other equity securities of NWII. None of the Units are held by NWII in treasury.

     4.4 Fees. NWII has not paid or agreed to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     4.5 Documents and Information. The information supplied by NWII and the General Partner expressly for inclusion in the Proxy Statement shall not, (i) at the time of the mailing thereof and (ii) at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6 Opinion of Financial Advisor. Ragen MacKenzie Incorporated, the financial advisor to NWII (the "Financial Advisor"), has delivered to NWII its written opinion, dated December 31, 1998, to the effect that the Merger Consideration to be received by the Unitholders pursuant to the Merger is fair, from a financial point of view, to the Unitholders.

     4.7 Compliance.

          (a) Neither the execution and delivery of this Agreement by NWII and the General Partner nor the consummation of the transactions contemplated hereby nor compliance by NWII and the General Partner with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of NWII under any of the terms, conditions or provisions of (x) the Organizational Documents of NWII
(y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it or any of NWII's properties or assets, may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable NWII or the General Partner or any of NWII's properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which in the aggregate, would not have a material adverse effect on the transactions contemplated hereby or on the condition (financial or other), business or operations of NWII (a "Material Adverse Effect on NWII").

          (b) Other than in connection with or in compliance with the provisions of the Washington Limited Partnership Act, the Washington Limited Liability Company Act, the Exchange Act or "blue sky" laws ("Blue Sky Laws") or other similar statutes and regulations, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by NWII and the General Partner of the transactions contemplated by this Agreement, except where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals would not, in the aggregate, have a Material Adverse Effect on NWII and the General Partner.

                                   Article V

                                    Covenants

     5.1 Legal Conditions to the Merger. The General Partner (on behalf of himself and NWII) and Columbus shall take all reasonable actions necessary to comply promptly with all legal requirements with respect to the Merger and shall take all reasonable action necessary to cooperate promptly with and furnish information to the other parties in connection with any such requirements. The General Partner (on behalf of himself and NWII) and Columbus shall take all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), or other third party, required to be obtained or made (or cooperate in the obtaining of any thereof required to be obtained) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the consummation of the transactions contemplated hereby; (iii) to fulfill all conditions pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling, the entry thereof.

                                   Article VI

                              Additional Agreements

     6.1 Distributions to Partners Prior to the Merger. On or before January 31, 1999, NWII shall distribute an aggregate amount of $119,203.00 to the partners of NWII, such amount to be allocated between the Unitholders and the General Partner in accordance with Section 10.2 of the Partnership Agreement.

     6.2 Expenses. Columbus shall bear all costs and expenses of each party hereto and/or pay all costs and expenses on behalf of each party hereto incurred in connection with the transactions contemplated by this Agreement, having taken such costs and expenses, including any real estate excise taxes payable by the Unitholders in connection with their transfer of Units, into consideration in determining the amount of the Merger Consideration.

     6.3 Allocation of Amount Realized Between Internal Revenue Code Section 751 Property and Non-Section 751 Property. Pursuant to Section 751 of the Internal Revenue Code of 1986, as amended, (the "Code") Columbus and NWII and the General Partner agree that the amount realized is to be allocated between Code Section 751 property and non-Code Section 751 property based on the relative fair market value of NWII's Code Section 751 property and non-Code Section 751 property as determined by Columbus.

                                  Article VII

                              Conditions Precedent

     7.1 Certain Conditions on the Obligation of Columbus to Consummate the Merger.

          (a) The obligations of Columbus to effect the Merger shall be subject to the fulfillment of the following conditions, any or all of which may be waived by Columbus in its sole discretion:

               (i) except for changes in the business or conditions of NWII, financial or otherwise, or in the results of operations of NWII, occurring prior to the date of this Agreement, or expected by the General Partner to occur based on events occurring prior to the date of this Agreement, there shall not have occurred any Material Adverse Effect on NWII from that set forth in or contemplated by the financial statements of NWII for the nine months ended September 30,1998;

               (ii) there shall not be pending or threatened against NWII or the General Partner, any action, suit or proceeding involving a claim at law or in equity or before or by any Governmental Entity, domestic or foreign, that would be reasonably likely to have a Material Adverse Effect on NWII; and

               (iii) there shall not be pending or threatened against NWII, the General Partner, Columbus or their respective properties or businesses, any other action, suit or proceeding involving a claim at law or in equity or before or by any federal, state, or municipal or other court of competent jurisdiction or other Governmental Entity, relating to the Merger or this Agreement that would be reasonably likely to have a Material Adverse Effect on NWII.

               (iv) the Commitment shall remain available to Columbus, such that Columbus may borrow sufficient funds on or before the Closing Date in order to transfer the Merger Consideration to the Payment Agent for payment to the Unitholders pursuant to Section 1.4(a).

          (b) The parties hereto agree that in exercising its discretion to waive or require the fulfillment of the conditions prescribed in Section 7.1(a) above, Columbus shall not be required to consider the interests of any person or entity that may be affected by the Merger other than Columbus, and that Columbus shall have no obligation, fiduciary or otherwise, to the limited partners of NWII or the General Partner in exercising its discretion under Section 7.1(a).

     7.2 Obligation of Each Party to Effect the Merger. The respective obligations of each party generally to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the Merger shall have received the required Unitholder Approval.

          (b) Neither the execution and delivery of this Agreement by NWII and the General Partner nor the consummation of the transactions contemplated hereby nor compliance by NWII and the General Partner with any of the provisions hereof shall (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of NWII under any of the terms, conditions or provisions of (x) the Organizational Documents of NWII or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NWII is a party, or to which it or any of its respective properties or assets, may be subject, or
(ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to NWII or the General Partner or any of NWII's properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which would not, in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the condition (financial or other), business or operations of NWII (a "Material Adverse Effect on NWII");

          (c) The Financial Advisor shall not have withdrawn or modified in any manner materially adverse to NWII or any Unitholder its opinion as described in
Section 4.6; and

          (d) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Entity nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity shall be in effect, which would make the acquisition of NWII by Columbus illegal or otherwise prevent the consummation of the Merger or make the consummation of the Merger illegal.

                                  Article VIII

                                   Termination

     8.1 Termination. This Agreement may be terminated, and the Merger contemplated herein may be abandoned, at any time prior to the Effective Time, whether prior to or after approval of the Merger by the Unitholders:

          (a) by mutual written consent of Columbus, NWII and the General Partner; or

          (b) by NWII and the General Partner if Columbus breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement (other than any breach caused by NWII or the General Partner) or if the Financial Advisor shall have withdrawn or modified in any manner adverse to NWII, the Unitholders, or Columbus its opinion as described in
Section 4.6; or

          (c) by Columbus, if NWII or the General Partner breaches in any material respect any of their representations, warranties, covenants or agreements contained in this Agreement (other than any breach caused by Columbus) or if the Financial Advisor shall have withdrawn or modified in any manner adverse to NWII, the Unitholders, or Columbus its opinion as described in
Section 4.6; or

          (d) by either Columbus or NWII and the General Partner:

               (i) if the Merger has not been consummated prior to March 31, 1999; or

               (ii) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void, and there shall be no liability on the part of Columbus, the General Partner or NWII.



                                   Article IX

                               General Provisions

     9.1 Amendment. This Agreement may not be amended except by (i) an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Unitholders at the Merger Meeting, no amendment may be made without the further approval of Unitholders holding in the aggregate at least sixty-six percent (66%) of the issued and outstanding Units which would either (a) change the type or reduce the amount of the Merger Consideration or (b) alter or change any other terms and conditions of this Agreement, if any of such alterations or changes, alone or in the aggregate, would materially adversely affect the Unitholders.

     9.2 Extension; Waiver. At any time prior to the Effective Time, whether before or after the mailing of the Proxy Statement, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement; and (iii) waive compliance with any of the agreements of the other parties or conditions to its own obligations contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized person. No such consent or waiver of compliance given by any of the parties hereto shall operate as a consent or waiver of compliance in respect of any subsequent default, breach or non-observance, whether of the same or any other nature.

     9.3 Nonsurvival of Representations, Warranties and Agreements. The respective representations and warranties of NWII, the General Partner and Columbus contained herein shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter none of NWII, the General Partner or Columbus or any officer, director or principal thereof, shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.3 shall have no effect upon any other obligation of the parties, whether to be performed before or after the consummation of the Merger.

     9.4 Entire Agreement; Counterparts.

          (a) This Agreement contains the entire agreement among NWII, the General Partner and Columbus with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, among such parties with respect thereto.

          (b) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, the parties shall adopt an amendment hereto in accordance with the provisions of
Section 9.1 hereof in which such provision, as to such jurisdiction, is so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses as shall be specified by a party by like notice):

          (a) If to NWII or the General Partner:

                               Gerald L. Whitcomb
                               7515 Terminal Street S.W.
                               Tumwater, WA 98501

          with a copy to:

                               Bruce Bjerke
                               Graham & James LLP/Riddell Williams, P.S.
                               1001 Fourth Ave., #4500
                               Seattle, WA 98154

          (b) If to Columbus:

                               Gerald L. Whitcomb
                               7515 Terminal Street S.W.
                               Tumwater. WA 98501

          with a copy to:

                               Bruce Bjerke
                               Graham & James LLP/Riddell Williams, P.S.
                               1001 Fourth Ave., #4500
                               Seattle, WA 98154

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery if received prior to 5:00 p.m. Tumwater, Washington time on such date, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

     9.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.8 Assignment. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that notwithstanding the foregoing, the parties hereto acknowledge that Columbus shall have the unrestricted right to assign all of its respective rights hereunder to a wholly owned affiliate of Columbus; provided, further, that notwithstanding such assignment, Columbus shall not be released from its obligations hereunder nor shall such assignment prejudice the rights of Unitholders entitled to receive payment pursuant to Section 1.4(a) hereto to receive such payment for Units properly delivered to the Payment Agent and accepted for payment.

     9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to the conflicts of laws provisions thereof.

     9.10 Consent to Jurisdiction; Service of Process.

          (a) The parties hereto irrevocably submit to the jurisdiction of the Superior Court of Thurston County of Washington or the U.S. District Court for the Western District of Washington over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in subsection (a) above by mailing a copy thereof in accordance with the provisions of Section 9.6 hereof.

     9.11 Limitation of Liability. In no event shall any partner (other than the General Partner) or representative of NWII or any other such person, be personally liable for any obligation of NWII or the General Partner under this Agreement. In no event shall recourse with respect to the obligations under this Agreement of NWII or the General Partner be had to the assets or business of any person other than NWII or the General Partner, respectively.

     9.12 Limitation of Remedies. The sole remedy of any party hereto for breach by any other party of a covenant, representation or warranty made under this Agreement shall be limited to termination of this Agreement.

     IN WITNESS WHEREOF, the General Partner, on behalf of NWII, and Columbus have caused this Agreement to be executed as of the date first written.

                                       SUPER 8 MOTELS NORTHWEST II


                                       By:     /s/ Gerald L. Whitcomb
                                               GERALD L. WHITCOMB
                                               General Partner



                                       By:     /s/ Gerald L. Whitcomb
                                               Gerald L. Whitcomb, President,
                                               THE PENINSULA GROUP, INC.,
                                               General Partner


                                       COLUMBUS PROPERTIES L.L.C.



                                        By:    /s/ Gerald L. Whitcomb
                                               GERALD L. WHITCOMB
                                               Manager

                                    EXHIBIT A



                               ARTICLES OF MERGER
                                       OF
          SUPER 8 MOTELS NORTHWEST II, A WASHINGTON LIMITED PARTNERSHIP
                                       AND
       COLUMBUS PROPERTIES L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY

      THESE ARTICLES OF MERGER are executed for the purpose of merging Super 8 Motels Northwest II, a Washington limited partnership ("NWII") with an into Columbus Properties L.L.C., a Washington limited liability company ("Columbus").

      1) The plan of merger is attached hereto and made a part hereof.

      2) The merger was duly approved by the partners of NWII pursuant to RCW
25.10.810 and the members of Columbus pursuant to RCW 25.15.400.

      Dated:  _________, 19__.

                              Columbus Properties L.L.C.


                              -------------------------------------------
                              By Gerald L. Whitcomb
                              Its Manager

                                    EXHIBIT B


                                 PLAN OF MERGER
                                       OF
         SUPER 8 MOTELS NORTHWEST II, A WASHINGTON LIMITED PARTNERSHIP,
                                       AND
       COLUMBUS PROPERTIES L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY

     Super 8 Motels Northwest II, a Washington limited partnership ("NWII"), and Columbus Properties L.L.C., a Washington limited liability company ("Columbus"), hereby certify that:

     FIRST: NWII and Columbus are planning to merge, with Columbus being the surviving limited liability company into which NWII plans to merge.

     SECOND: The terms and conditions of the merger were advised, authorized and approved by the sixty-six percent (66%) of the partners of NWII and the requisite vote of Columbus' members as set forth in its operating agreement.

     THIRD: The manner and basis of converting the partnership interests of NWII into member interests in Columbus or cash is as follows. Except as provided below, each unit of NWII shall be converted into $1,343.00 cash. Partnership interests (general or limited) in NWII owned by Gerald L. and/or Maryanne Whitcomb and The Peninsula Group, Inc., a Washington corporation, shall be contributed to Columbus in exchange for units in Columbus.

     Dated: _______, 19__.

Super 8 Motels Northwest II                   Columbus Properties L.L.C.


--------------------------------------        ----------------------------------
By Gerald L. Whitcomb, General Partner        By Gerald L. Whitcomb, its Manager


--------------------------------------
Gerald L. Whitcomb, President, The
Peninsula Group, Inc., General Partner

                                                                        ANNEX II


                          [Ragen MacKenzie Letterhead]







December 31, 1998

Gerald L. Whitcomb
General Partner
Super 8 Motels Northwest II
7515 Terminal St. S.W.
Tumwater, WA  98501



Dear Mr. Whitcomb:

         We understand that Columbus Properties L.L.C. ("Columbus")(formerly Whitcomb Family L.L.C.) has entered into a Merger Agreement, dated as of December 31, 1998, (the "Merger Agreement") which provides, among other things, for the merger of Super 8 Motels Northwest II, a Washington limited partnership ("Northwest II"), into Columbus, with Columbus as the surviving company ("Merger"). Pursuant to the Merger Agreement, at the effective time of the Merger Columbus will i) pay $1,343.00 ("Merger Consideration") per limited partnership unit ("Unit") to the holders thereof ("Unitholders") and ii) as a result of the Merger will acquire all the assets of the Partnership ("Properties") and will assume the outstanding debt of the Partnership which stood at approximately $2.4 million as of September 30, 1998 (together referred to herein as the "Transaction"). The terms of the Transaction are set forth more fully in the Merger Agreement. You have requested our opinion on behalf of Northwest II and the Unitholders (the "Fairness Opinion") as to whether the Merger Consideration to be paid by Columbus pursuant to the Merger Agreement is fair, from a financial point of view, to the Unitholders of Northwest II Units.

         In connection with rendering this Fairness Opinion, Ragen MacKenzie, among other things: (i) reviewed the Merger Agreement; (ii) reviewed and analyzed consolidated historic and projected financial and operating data of Northwest II and the Properties, including audited and unaudited financial statements for Northwest II and unaudited cash-basis estimates prepared by management for the Properties; (iii) reviewed and analyzed other internal information concerning the business and operations of Northwest II and the Properties furnished to it by management; (iv) reviewed and analyzed publicly available information concerning Northwest II and the Properties; (v) reviewed and analyzed publicly available information concerning the terms of selected merger and acquisition transactions that Ragen MacKenzie deemed relevant to its inquiry; (vi) reviewed and analyzed selected market purchase price data that Ragen MacKenzie considered relevant to its inquiry; (vii) held meetings and discussions with Mr. Whitcomb and employees of Northwest II concerning the operations, financial condition and prospects of the Properties; and (viii) conducted such other financial studies, analyses and investigations, including visits to SeaTac and Federal Way, and considered such other information as Ragen MacKenzie deemed appropriate.

         In preparing its Fairness Opinion, Ragen MacKenzie relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Ragen MacKenzie by the General Partner or Northwest II. Ragen MacKenzie assumed that the financial estimates (including the underlying assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner as to the future performance of the Properties. Ragen MacKenzie did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Northwest II (including the Properties). However, Ragen MacKenzie was furnished with independent appraisals on each property prepared by McKee & Schalka Seattle, Washington (the "McKee Appraisals") in conjunction with U.S. Bank's financing. Ragen MacKenzie assumed without independent verification that the amount being paid per limited partnership Unit was determined consistent with the partnership agreement. This Fairness Opinion necessarily is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of this Fairness Opinion.

         Our Fairness Opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to be paid by Columbus to the Unitholders of Northwest II and does not constitute a recommendation concerning how Unitholders should vote with respect to the Merger Agreement.

         Ragen MacKenzie, as part of its investment banking business' is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations. We have acted as a financial advisor to Northwest II in the preparation of this opinion and will receive a fee for our services. In addition, Columbus, the surviving company pursuant to the terms of the Merger Agreement, has agreed to indemnify us as to certain liabilities arising out of the rendering of this Fairness Opinion.

         This letter and the opinion expressed herein are provided at the request of the General Partner and for the information of Northwest II and the Unitholders and may not be referred to, quoted or used for any other purpose without our prior written consent, except that this letter may be disclosed in connection with a Proxy Statement used in connection with the Transaction.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the aggregate Merger Consideration being paid by Columbus to the Northwest II Unitholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Unitholders of Northwest II.

Very truly yours,




Ragen MacKenzie Incorporated


By: /s/ Robert P. Davidson
   --------------------------------------
   Robert P. Davidson
   Vice President

                                                                       ANNEX III

                                   ARTICLE 14

                               DISSENTERS' RIGHTS

      RCW 25.10.900 DEFINITIONS. As used in this article:

      (1) "Limited partnership" means the domestic limited partnership in which the dissenter holds or held a partnership interest, or the surviving limited partnership or corporation by merger, whether foreign or domestic, of that limited partnership.

      (2) "Dissenter" means a partner who is entitled to dissent from a plan of merger and who exercises that right when and in the manner required by this article.

      (3) "Fair value," with respect to a dissenter's partnership interest, means the value of the partnership interest immediately before the effectuation of the merger to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

      (4) "Interest" means interest from the effective date of the merger until the date of payment, at the average rate currently paid by the limited partnership on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.


      RCW 25.10.905 PARTNER--DISSENT--PAYMENT OF FAIR VALUE. (1) Except as provided in RCW 25.10.915 or 25.10.925(2), a partner of a domestic limited partnership is entitled to dissent from, and obtain payment of, the fair value of the partner's partnership interest in the event of consummation of a plan of merger to which the limited partnership is a party as permitted by RCW 25.10.800 or 25.10.840.

      (2) A partner entitled to dissent and obtain payment for the partner's partnership interest under this article may not challenge the merger creating the partner's entitlement unless the merger fails to comply with the procedural requirements imposed by this title, Title 23B RCW, the partnership agreement, or is fraudulent with respect to the partner or the limited partnership.

      (3) The right of a dissenting partner to obtain payment of the fair value of the partner's partnership interest shall terminate upon the occurrence of any one of the following events:

      (a) The proposed merger is abandoned or rescinded;

      (b) A court having jurisdiction permanently enjoins or sets aside the merger; or

      (c) The partner's demand for payment is withdrawn with the written consent of the limited partnership.

      RCW 25.10.910 DISSENTERS' RIGHTS--NOTICE--TIMING. (1) Not less than ten days prior to the approval of a plan of merger, the limited partnership must send a written notice to all partners who are entitled to vote on or approve the plan of merger that they may be entitled to assert dissenters' rights under this article. Such notice shall be accompanied by a copy of this article.

      (2) The limited partnership shall notify in writing all partners not entitled to vote on or approve the plan of merger that the plan of merger was approved, and send them the dissenters' notice as required by RCW 25.10.920.


      RCW 25.10.915 PARTNER--DISSENT--VOTING RESTRICTION. A partner who is entitled to vote on or approve the plan of merger and who wishes to assert dissenters' rights must not vote in favor of or approve the plan of merger. A partner who does not satisfy the requirements of this section is not entitled to payment for the partner's interest under this article.


      RCW 25.10.920 PARTNERS--DISSENTERS' NOTICE--REQUIREMENTS. (1) If the plan of merger is approved, the limited partnership shall deliver a written dissenters' notice to all partners who satisfied the requirements of RCW 25.10.915.

      (2) The dissenters' notice required by RCW 25.10.910(2) or by subsection
(1) of this section must be sent within ten days after the approval of the plan of merger, and must:

      (a) State where the payment demand must be sent;

      (b) Inform holders of the partnership interest as to the extent transfer of the partnership interest will be restricted as permitted by RCW 25.10.930 after the payment demand is received;

      (c) Supply a form for demanding payment;

      (d) Set a date by which the limited partnership must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice under this section is delivered; and

      (e) Be accompanied by a copy of this article.


      RCW 25.10.925 PARTNER--PAYMENT DEMAND--ENTITLEMENT. (1) A partner who demands payment retains all other rights of a partner until the proposed merger becomes effective.

      (2) A partner sent a dissenters' notice who does not demand payment by the date set in the dissenters' notice is not entitled to payment for the partner's partnership interest under this article.


      RCW 25.10.930 PARTNERSHIP INTERESTS--TRANSFER RESTRICTIONS. The limited partnership may restrict the transfer of partnership interests from the date the demand for their payment is received until the proposed merger becomes effective or the restriction is released under this article.


      RCW 25.10.935 PAYMENT OF FAIR VALUE--REQUIREMENTS FOR COMPLIANCE. (1) Within thirty days of the later of the date the proposed merger becomes effective, or the payment demand is received, the limited partnership shall pay each dissenter who complied with RCW 25.10.925 the amount the limited partnership estimates to be the fair value of the partnership interest, plus accrued interest.

      (2) The payment must be accompanied by:

      (a) Copies of the financial statements for the most recent fiscal year maintained as required by RCW 25.10.050;

      (b) An explanation of how the limited partnership estimated the fair value of the partnership interest;

      (c) An explanation of how the accrued interest was calculated;

      (d) A statement of the dissenter's right to demand payment; and

      (e) A copy of this article.


      RCW 25.10.940 MERGER--NOT EFFECTIVE WITHIN SIXTY DAYS--TRANSFER RESTRICTIONS. (1) If the proposed merger does not become effective within sixty days after the date set for demanding payment, the limited partnership shall release any transfer restrictions imposed as permitted by RCW 25.10.930.

      (2) If, after releasing transfer restrictions, the proposed merger becomes effective, the limited partnership must send a new dissenters' notice as provided in RCW 25.10.910(2) and 25.10.920 and repeat the payment demand procedure.


      RCW 25.10.945 DISSENTER'S ESTIMATE OF FAIR VALUE--NOTICE. (1) A dissenter may notify the limited partnership in writing of the dissenter's own estimate of the fair value of the dissenter's partnership interest and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 25.10.935, if:

      (a) The dissenter believes that the amount paid is less than the fair value of the dissenter's partnership interest or that the interest due is incorrectly calculated;

      (b) The limited partnership fails to make payment within sixty days after the date set for demanding payment; or

      (c) The limited partnership, having failed to effectuate the proposed merger, does not release the transfer restrictions imposed on partnership interests as permitted by RCW 25.10.930 within sixty days after the date set for demanding payment.

      (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the limited partnership of the dissenter's demand in writing under subsection (1) of this section within thirty days after the limited partnership made payment for the dissenter's partnership interest.


      RCW 25.10.950 UNSETTLED DEMAND FOR PAYMENT--PROCEEDING-- PARTIES--APPRAISERS. (1) If a demand for payment under RCW 25.10.945 remains unsettled, the limited partnership shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the partnership interest and accrued interest. If the limited partnership does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      (2) The limited partnership shall commence the proceeding in the superior court. If the limited partnership is a domestic limited partnership, it shall commence the proceeding in the county where its office is maintained as required by RCW 25.10.040(1). If the limited partnership is a domestic corporation, it shall commence the proceeding in the county where its principal office, as defined in *RCW 23B.01.400(17), is located, or if none is in this state, its registered office under RCW 23B.05.010. If the limited partnership is a foreign limited partnership or corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the office of the domestic limited partnership maintained pursuant to RCW 25.10.040(1) merged with the foreign limited partnership or foreign corporation was located.

      (3) The limited partnership shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their partnership interests and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      (4) The limited partnership may join as a party to the proceeding any partner who claims to be a dissenter but who has not, in the opinion of the limited partnership, complied with the provisions of this chapter. If the court determines that such partner has not complied with the provisions of this article, the partner shall be dismissed as a party.

      (5) The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      (6) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's partnership interest, plus interest, exceeds the amount paid by the limited partnership.


      RCW 25.10.955 UNSETTLED DEMAND FOR PAYMENT--COSTS--FEES AND EXPENSES OF COUNSEL. (1) The court in a proceeding commenced under RCW 25.10.950 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the limited partnership, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the limited partnership and in favor of any or all dissenters if the court finds the limited partnership did not substantially comply with the requirements of this article; or

      (b) Against either the limited partnership or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the limited partnership, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                        ANNEX IV

Per Unit Proceeds to Unitholders if the Northwest II Motels Were Sold Based Upon the Best Offer Received by Exvere

Northwest II's allocated share
of proposed $80 million Purchase Price                       $ 9,112,000(1)

Less: Current Liabilities in excess
      of Current Assets at
      September 30, 1998 after
      deduction of Cash Distributions
      to Partners of $178,764 paid October 31, 1998
      and $119,203 paid January 31, 1999                         (92,425)

Less: Long-Term Debt at September 30, 1998                    (2,445,805)
                                                             -----------


Amount Available for Distribution
Before Selling Costs                                         $ 6,573,770

Less: Estimated selling costs and
      expenses of winding down of Northwest II,
      including 1% sales commission, title insurance,
      real estate excise tax, appraisal fees
      fairness opinion, legal, tax and accounting            $  (457,036)
                                                             -----------

Net Available for Distribution to Partners                   $ 6,116,734


Allocation of Net Available for
Distribution to Partners Between
Limited Partners and General Partner:

                                  Limited Partner    General Partner        Total
                                  ---------------    ---------------        -----
Priority Return of Net
Capital Contribution
Pursuant to Section 10 of
the Partnership Agreement             $3,960,250        $   40,002        $4,000,252

Remaining Net Available
For Distribution to Partners
Allocated 85% Limited
Partners and 15% General
Partner Pursuant to Section 10
of the Partnership Agreement           1,799,010           317,472         2,116,482
                                      ----------        ----------        ----------

                     TOTAL            $5,759,260        $  357,474        $6,116,734
                                      ----------        ----------        ----------

Per Unit Distribution
To Limited Partners  $5,759,260  / 4,052 = $1,421

--------

(1) Excludes the proposed $4 Million contingent purchase price based upon the performance of the 27 motel properties over a 5-year period which, if earned, would result in an additional payment of $93 per unit to Northwest II Unitholders.

Per Unit Proceeds to Unitholders if the Northwest II Motels Were Sold Individually at the McKee Appraised Values.

Appraised Values:
Bremerton - without land                                     $ 1,300,000
Yakima - without land                                          2,080,000
Portland                                                       5,300,000
                                                             -----------
            TOTAL                                            $ 8,680,000

Less: Current Liabilities in excess
      of Current Assets at
      September 30, 1998 after
      deduction of Cash Distributions to Partners
      of $178,764 paid October 31, 1998 and
      $119,203 Paid January 31, 1999                             (92,425)

Less: Long-Term Debt at September 30, 1998                    (2,445,805)
                                                             -----------


Amount Available for Distribution
Before Selling Costs                                         $ 6,141,770

Less: Estimated selling costs and
      expenses of winding down of Northwest II,
      including 4% sales commission, title insurance,
      real estate excise tax, appraisal fees,
      fairness opinion, legal, tax and accounting            ($  654,940)
                                                             -----------

Net Available for Distribution to Partners                   $ 5,486,830

Allocation of Net Available for
Distribution to Partners Between
Limited Partners and General Partners:

                                  Limited Partner     General Partners        Total
                                  ---------------     ----------------        -----

Priority Return of Net
Capital Contribution
Pursuant to Section 10 of
the Partnership Agreement              $3,960,250        $   40,022        $4,000,252

Remaining Net Available for
Distribution to Partners
Allocated 85% Limited
Partners and 15% General
Partners Pursuant to Section 10
of the Partnership Agreement            1,263,592           222,986         1,486,578
                                       ----------        ----------        ----------

           TOTAL                       $5,223,842        $  262,988        $5,486,830
                                       ----------        ----------        ----------

Per Unit Distributions
To Limited Partners            $5,223,842  /  4,052 = $1,289
                               ----------     -----   ------

PROXY                   SUPER 8 MOTELS NORTHWEST II                        PROXY
                 7515 TERMINAL STREET, S.W., TUMWATER, WA 98501
                  ---------------------------------------------

            SPECIAL MEETING OF LIMITED PARTNERS -- FEBRUARY [ ], 1999

                THIS PROXY IS SOLICITED ON BEHALF OF NORTHWEST II


           The undersigned hereby appoints Gerald Whitcomb and Maryanne Whitcomb as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated below, all the limited partnership units of Super 8 Motels Northwest II ("Northwest II") held of record by the undersigned on [ ], at the special meeting of limited partners to be held February [ ], 1999, or any adjournments or postponements thereof.

1. Agreement and Plan of Merger and Reorganization, dated December 31, 1998, between Northwest II and Columbus Properties L.L.C. ("Merger").

           ___       FOR the Merger

           ___       AGAINST the Merger

           ___       ABSTAIN


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                                                                          (OVER)

           THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE MERGER.

           Please sign exactly as name appears below. When limited partnership units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.


                                                    PLEASE MARK, SIGN, DATE AND
                                                    RETURN THE PROXY CARD
                                                    PROMPTLY USING THE ENCLOSED
                                                    ENVELOPE.


                                                    DATED: __________, 1998

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature, if held jointly



                                       2